                                                       REGISTRATION NO. 33-63345

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                        FORD CREDIT 1995-B GRANTOR TRUST
           (In which the Certificates represent undivided interests)
                             ---------------------

                    FORD CREDIT AUTO RECEIVABLES CORPORATION
                   (Originator of the Trust described herein)

                             A DELAWARE CORPORATION
                          IRS EMPLOYER NO. 38-2973806

                             ---------------------

                               THE AMERICAN ROAD
                            DEARBORN, MICHIGAN 48121
                                 (313) 322-3000
                             ---------------------

                              J.D. BRINGARD, ESQ.
                           FORD MOTOR CREDIT COMPANY
                               THE AMERICAN ROAD
                            DEARBORN, MICHIGAN 48121
                                 (313-594-7742)
                    (Name and Address of Agent for Service)

                                    COPY TO:
                             SUSAN M. CURTIS, ESQ.
                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212-735-3000)
                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.
     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE
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
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                                               PROPOSED
                                               MAXIMUM          PROPOSED
                                 AMOUNT        OFFERING         MAXIMUM            AMOUNT OF
    TITLE OF SECURITIES          BEING          PRICE          AGGREGATE         REGISTRATION
     BEING REGISTERED          REGISTERED      PER UNIT      OFFERING PRICE         FEE(2)

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
  % Asset Backed
  Certificates, Class A.... $1,636,265,306.01   100%(1)    $1,636,265,306.01      $564,229.42


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(1) Estimated solely for the purpose of calculating the registration fee.


(2) $344.83 of which was previously paid.

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

     The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                 SUBJECT TO COMPLETION, DATED NOVEMBER 7, 1995


                               $1,636,265,306.01


                        FORD CREDIT 1995-B GRANTOR TRUST
                         % ASSET BACKED CERTIFICATES, CLASS A
                                     (LOGO)
                    FORD CREDIT AUTO RECEIVABLES CORPORATION
                                     SELLER
                           -------------------------
                           FORD MOTOR CREDIT COMPANY
                                    SERVICER
                           -------------------------

    The     % Asset Backed Certificates (the "Certificates") will consist of two
Classes of Certificates, the Class A Certificates and the Class B Certificates. Only the Class A Certificates are being offered hereby. The Class A Certificates will evidence in the aggregate an undivided ownership interest of 93.5% in a trust (the "Trust") to be formed pursuant to a Pooling and Servicing Agreement to be entered into among Ford Credit Auto Receivables Corporation, as Seller (the "Seller"), Ford Motor Credit Company, as Servicer (the "Servicer"), and Chemical Bank, as Trustee. The Class B Certificates, which initially will be retained by the Seller, will evidence in the aggregate an undivided ownership interest of 6.5% in the Trust. The rights of the Class B Certificateholders to receive distributions with respect to the Receivables are subordinated to the rights of the Class A Certificateholders, to the extent described herein.


    Principal, and interest to the extent of the Pass-Through Rate of     % per
annum, will be distributed on the 15th day of each month (or the next following business day) beginning December 15, 1995 (the "Distribution Date"). The Final Scheduled Distribution Date on the Certificates will be October 15, 2000. The Trust property will include a pool of retail installment sale contracts originated on or after November 1, 1994 secured by new and used automobiles and light trucks (the "Receivables"), certain monies due thereunder on or after November 1, 1995, security interests in the vehicles financed thereby and certain other property. See "Property of the Trust".


    There currently is no secondary market for the Class A Certificates and there is no assurance that one will develop. The Underwriters expect, but are not obligated, to make a market in the Class A Certificates. There is no assurance that any such market will continue.


      FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES, SEE "RISK FACTORS" ON PAGE 7.

                           -------------------------

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST AND DO NOT REPRESENT INTERESTS
    IN OR OBLIGATIONS OF THE SELLER, THE SERVICER OR ANY OF THEIR RESPECTIVE
                                  AFFILIATES.
                           -------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
         REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                         PRICE TO             UNDERWRITING            PROCEEDS TO
                                                         PUBLIC(1)             DISCOUNT(2)         THE SELLER(1)(3)
                                                     -----------------        -------------        -----------------
Per Class A Certificate.......................                        %                    %                        %
Total.........................................       $                        $                    $

-------------------------

(1) Plus accrued interest, if any, at the Pass-Through Rate calculated from November 15, 1995 to date of delivery.


(2) Ford Credit has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.


(3) Before deducting expenses payable by the Seller estimated at $800,000.

                           -------------------------


    The Class A Certificates are offered by the Underwriters, when, as, and if issued and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that the Class A Certificates will be
delivered in book-entry form on or about November   , 1995.

                           -------------------------

GOLDMAN, SACHS & CO.


               CS FIRST BOSTON


                              MERRILL LYNCH & CO.


                                           J.P. MORGAN SECURITIES INC.


                                                     SALOMON BROTHERS INC

               The date of this Prospectus is November   , 1995.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CLASS A CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents.

                             AVAILABLE INFORMATION

     Ford Credit Auto Receivables Corporation, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") on behalf of the Trust with respect to the Class A Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

              REPORTS TO CLASS A CERTIFICATEHOLDERS BY THE TRUSTEE


     Chemical Bank (the "Trustee"), as Trustee for the Class A Certificateholders and Class B Certificateholders (collectively, the "Certificateholders") under the Pooling and Servicing Agreement, to be dated as of November 1, 1995, by and among the Seller, the Servicer and the Trustee, will provide to Class A Certificateholders (which shall be Cede & Co. as the nominee of The Depository Trust Company ("DTC") unless Definitive Certificates are issued under the limited circumstances described herein) monthly and annual reports concerning the Receivables. See "The Certificates -- Statements to Class A Certificateholders; -- General; -- Book-Entry Registration."

                                    SUMMARY

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in this Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Terms."


ISSUER........................   Ford Credit 1995-B Grantor Trust (the "Trust"),
                                   to be formed by the Seller pursuant to a Pooling and Servicing Agreement to be dated as of November 1, 1995 (the "Agreement"), among the Seller, the Servicer and Chemical Bank, as trustee (the "Trustee").


SELLER........................   Ford Credit Auto Receivables Corporation, a
                                   wholly owned subsidiary of Ford Motor Credit
                                   Company ("Ford Credit").

SERVICER......................   Ford Credit, a wholly owned subsidiary of Ford
                                   Motor Company.


SECURITIES OFFERED............   The Certificates consist of two classes,
                                   entitled      % Asset Backed Certificates,
                                   Class A (the "Class A Certificates") and
                                        % Asset Backed Certificates, Class B
                                   (the "Class B Certificates"). Only the Class
                                   A Certificates are being offered hereby. Each Certificate will represent a fractional undivided interest in the Trust. The Trust property will include retail installment sale contracts originated on or after November 1, 1994 secured by new and used automobiles and light trucks (the "Receivables"), certain monies due thereunder on or after November 1, 1995 (the "Cutoff Date"), security interests in the vehicles securing the Receivables ("Financed Vehicles"), certain bank accounts and the proceeds thereof, any proceeds from claims on certain insurance policies, and certain rights under the Agreement. The Class A Certificates shall be issued in fully registered form in denominations of $1,000 and integral multiples thereof. The Receivables will be purchased by the Seller from Ford Credit pursuant to a Purchase Agreement (the "Purchase Agreement") between the Seller and Ford Credit providing for such purchase on or before the date of issuance of the Certificates.



                                 The Class A Certificates will evidence in the
                                   aggregate an undivided ownership interest
                                   (the "Class A Percentage") of 93.5% of the
                                   Trust (initially representing
                                   $1,636,265,306.01) and the Class B
                                   Certificates will evidence in the aggregate an undivided ownership interest (the "Class B Percentage") of 6.5% of the Trust (initially representing $113,751,064.05). The Class B Certificates are subordinated to the Class A Certificates, to the extent described herein. The Class B Certificates are not being offered hereby and initially will be retained by the Seller.


REGISTRATION OF THE CLASS A
CERTIFICATES..................   The Class A Certificates initially will be
                                   represented by one or more Class A
                                   Certificates registered in the name of Cede & Co. ("Cede"), as the nominee of DTC. No person acquiring an interest in the Class A Certificates (a "Class A Certificate Owner" or "Certificate Owner") will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described herein. All references herein to Class A
                                   Certificateholders shall reflect the rights of Class A Certificate Owners, as such rights may be exercised through DTC and its Participants, except as otherwise specified herein. See "The Certificates -- Definitive Certificates."

PASS-THROUGH RATE.............        % per annum.

INTEREST......................   On each Distribution Date, the Trustee shall
                                   pass through and distribute pro rata to the holders of record of Class A Certificates (the "Class A Certificateholders") as of the fourteenth day of the current calendar month (or, if Definitive Certificates are issued, the last day of the preceding calendar month) (the "Record Date") interest at one-twelfth of the Pass-Through Rate, calculated on the basis of a 360-day year consisting of twelve 30-day months, on the Class A Certificate Balance as of the last day of the preceding calendar month to the extent of funds available from (i) the Class A Percentage of the Available Interest, (ii) the Subordination Spread Account, and (iii) the Class B Percentage of the Total Available Amount. The "Class A Certificate Balance" shall equal, initially, the Class A Percentage of the Pool Balance as of the Cutoff Date and thereafter shall equal the initial Class A Certificate Balance reduced by all principal distributions on the Class A Certificates.

PRINCIPAL.....................   On each Distribution Date, the Trustee shall
                                   pass through and distribute pro rata to
                                   Certificateholders as of the Record Date all scheduled payments of principal, the principal portion of all prepayments in full (and certain partial prepayments) collected and the principal balance of each Receivable purchased by the Servicer, repurchased by the Seller or liquidated by the Servicer, each with respect to the preceding calendar month. Such principal, to the extent of funds available from (i) the Class A Percentage of the Available Principal, (ii) the Subordination Spread Account, and (iii) the Class B Percentage of the Total Available Amount will be passed through on each Distribution Date to the Class A Certificateholders in an amount equal to the Class A Percentage of: (a) the principal portion of all scheduled payments due during the preceding Collection Period; (b) the principal portion of all prepayments in full received during the preceding Collection Period (and certain partial prepayments); (c) the principal balance of each Receivable that was purchased by the Servicer or repurchased by the Seller, in each case, under an obligation that arose during the preceding Collection Period; and (d) the principal balance of each Receivable liquidated by the Servicer, during the preceding Collection Period. A "Collection Period" with respect to a Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs, or, in the case of the initial Distribution Date, the period from the Cutoff Date through the last day of the calendar month preceding the month in which the initial Distribution Date occurs.

SUBORDINATION.................   The rights of the holders of the Class B
                                   Certificates (the "Class B
                                   Certificateholders") to receive distributions to which they would otherwise be entitled with respect to the Receivables are subordinated to the rights of the Class A Certificateholders, as described more fully herein.

SUBORDINATION SPREAD
ACCOUNT.......................   The Subordination Spread Account will be
                                   created with an initial deposit by the Seller of cash or Eligible Investments maturing on or prior to the initial Distribution Date and having a value of $2,625,025 (the "Subordination Initial Deposit"). The Subordination Initial Deposit will be augmented by the deposit in the Subordination Spread Account of amounts otherwise distributable to Class B Certificateholders until the amount in the Subordination Spread Account reaches an amount equal to the Specified Subordination Spread Account Balance. Thereafter, amounts otherwise distributable to the Class B Certificateholders will be deposited in the Subordination Spread Account to the extent necessary to maintain the amount in the Subordination Spread Account at an amount equal to the Specified Subordination Spread Account Balance. Amounts in the Subordination Spread Account on any Distribution Date (after giving effect to all distributions made on such Distribution Date) in excess of the Specified Subordination Spread Account Balance for such Distribution Date generally will be released to the Class B Certificateholders. The "Specified
                                   Subordination Spread Account Balance" with respect to any Distribution Date will be equal to $13,125,123, except that in the event that on any Distribution Date (i) the annualized average for the preceding three Collection Periods of the ratios of net losses (i.e., the balances of all Receivables which are determined to be uncollectible in the Collection Period, less any Liquidation Proceeds) to the Pool Balance as of the first day of each such Collection Period exceeds 2.25% or (ii) the average for the preceding three Collection Periods of the ratios of the number of Receivables that have been repossessed but not yet sold or are delinquent 60 days or more to the outstanding number of Receivables exceeds 1.50%, then the Specified Subordination Spread Account Balance for such Distribution Date shall be an amount equal to the percentage of the Pool Balance as of the first day of such Collection Period determined by deducting from eleven percent the following fraction, expressed as a percentage: (x) 1 minus (y) a fraction, the numerator of which is the Class A Certificate Balance and the denominator of which is the Pool Balance both as of the first day of such Collection Period, but in no event shall the Specified Subordination Spread Account Balance be more than $78,750,737, or less than $13,125,123. On any
                                   Distribution Date on which the aggregate balance of the Class A Certificates is $175,002,000 or less after giving effect to distributions on such Distribution Date, the Specified Subordination Spread Account Balance shall be the greater of the balance described above or $30,625,287. The Subordination Spread Account will be maintained with Chemical Bank, as agent for the Class A Certificateholders as a segregated trust account, and will not be part of the Trust.


DISTRIBUTION DATE.............   The 15th day of each month (or if such 15th day
                                   is not a business day, the next following business day).

ADVANCES......................   The Servicer each month will advance to the
                                   Trust, in respect of each Receivable, that portion of scheduled payments that was not timely made (an "Advance"). The Servicer shall be entitled to reimbursement of Advances from subsequent payments on or with respect to the Receivables. The Servicer will not be required to make any Advance to the extent that it does not expect to recoup the Advance from subsequent collections or recoveries. See "The Certificates -- Advances."

REPURCHASES AND PURCHASES
OF CERTAIN RECEIVABLES........   The Seller will be obligated to repurchase any
                                   Receivable if the interest of the Trust
                                   therein is materially adversely affected by a breach of any representation or warranty made by the Seller with respect to the Receivable and if the breach has not been cured by the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of the breach. Ford Credit will be obligated to repurchase the Receivable from the Seller pursuant to the Purchase Agreement contemporaneously with the Seller's repurchase from the Trust. The Seller's obligation to repurchase a Receivable from the Trust is not conditioned upon Ford Credit's repurchase obligation of that Receivable.

                                 The Servicer will be obligated to purchase any
                                   Receivable if, among other things, it changes the APR or the amount or the number of the scheduled payments of such Receivable or fails to maintain a perfected security interest in the Financed Vehicle. See "The Certificates -- Servicing Procedures."

SERVICER FEE..................   The Servicer will receive each month a fee for
                                   servicing the Receivables equal to (a) the product of one-twelfth of 1.00% (the "Servicing Fee Rate") and the Pool Balance outstanding at the beginning of the previous month, plus (b) any late, prepayment, and other administrative fees and expenses collected during such month plus reinvestment proceeds on any payments received in respect of the Receivables. See "The Certificates -- Servicing Compensation."

OPTIONAL PURCHASE.............   The Servicer may purchase all of the
                                   Receivables as of the last day of any month on or after which the aggregate principal balance of the Receivables (after giving effect to the current calendar month's collections and Advances) declines below 10% of the original Pool Balance. The purchase price will be equal to the aggregate Purchase Amounts, and will be distributed to Certificateholders on the next following Distribution Date. See "The
                                   Certificates -- Termination."

TRUSTEE.......................   Chemical Bank.


TAX STATUS....................   In the opinion of special tax counsel to the
                                   Seller, the Trust will be treated as a
                                   grantor trust for federal income tax
                                   purposes, and will not be subject to federal income tax. Certificate Owners will report their pro rata shares of all income earned on the Receivables (other than amounts, if any, treated as "stripped coupons") and, subject to certain limitations in the case of Certificate Owners who are individuals, trusts, or estates, may deduct their pro rata shares of reasonable servicing and other fees paid or incurred by the Trust. See "Certain Federal Income Tax Consequences."


ERISA CONSIDERATIONS..........   As described herein, the Class A Certificates
                                   may be purchased by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). See "ERISA Considerations."

RATING........................   As a condition of issuance, the Class A
                                   Certificates will be rated in the highest rating category by at least one nationally recognized rating agency. There is no assurance that a rating will not be lowered or withdrawn by a rating agency based on a change in circumstances deemed by such rating agency to adversely affect the Class A Certificates. See "Rating of the Class A Certificates."

                                  RISK FACTORS


LIMITED LIQUIDITY

     There currently is no secondary market for the Class A Certificates, and there is no assurance that one will develop. The Underwriters expect, but are not obligated, to make a market in the Class A Certificates. There is no assurance that any such market will develop or, if one does develop, that it will provide liquidity of investment or will continue for the life of the Class A Certificates.

THE TRUST

     The Seller will establish the Trust by selling and assigning the Receivables and certain other property of the Trust to the Trustee in exchange for the Certificates. The Trust will not acquire any other assets, nor will the Trust engage in any business activity. The Trust will hold the property of the Trust, issue the Certificates and distribute payments on the Certificates. See "Formation of the Trust" and "Property of the Trust".

CERTAIN LEGAL ASPECTS -- THE RECEIVABLES

     Pursuant to the Agreement, the Servicer will service and administer the Receivables. The Agreement will also designate the Servicer as custodian to maintain possession as the Trustee's agent of the retail installment sale contracts and any other documents relating to the Receivables. To assure uniform quality in servicing both the Receivables and the Servicer's own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the installment sale contracts and other documents relating thereto will not be physically segregated from other similar documents that are in the Servicer's possession or otherwise stamped or marked to reflect the transfer to the Trust so long as Ford Credit is servicing the Receivables. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the Receivables by Ford Credit to the Seller and by the Seller to the Trustee will be filed, and the Servicer's accounting records and computer systems will be marked to reflect such sale and assignment. Because the Receivables will remain in the Servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the Trustee, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the Trustee's interest in the Receivables could be defeated.

     In most states, assignments such as those under the Purchase Agreement and the Agreement together with a perfected security interest in the chattel paper are an effective conveyance of a security interest in the vehicles subject to the chattel paper without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies, the notation of Ford Credit's lien on the certificates of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which Ford Credit failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of Ford Credit's warranties under the Purchase Agreement and of the Seller's warranties under the Agreement and would create an obligation of Ford Credit under the Purchase Agreement and of the Seller under the Agreement to purchase the related Receivable unless the breach is cured. See "The Certificates -- Sale and Assignment of Receivables." By not identifying the Trust as the secured party on the certificate of title, the security interest of the Trust in the Financed Vehicle may not be perfected in all states or could be defeated through fraud or negligence. The Seller will assign its rights under the Purchase Agreement to the Trust. See "Certain Legal Aspects of the Receivables -- Security Interests in Vehicles."

CERTAIN LEGAL ASPECTS -- BANKRUPTCY CONSIDERATIONS

     The Seller has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by Ford Credit under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Seller with those of Ford Credit. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). The Seller's Certificate of Incorporation includes a provision that, under certain circumstances relating to the credit ratings of Ford Credit, requires the Seller to have two directors who qualify under the Certificate of Incorporation as "Independent Directors." However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of Ford Credit in a proceeding under any Insolvency Law. See "The Seller."


     It is intended by Ford Credit and the Seller that the transfer of the Receivables by Ford Credit to the Seller under the Purchase Agreement constitute a "true sale" of the Receivables to the Seller. If the transfer constitutes such a "true sale," the Receivables and the proceeds thereof would not be part of Ford Credit's bankruptcy estate under Section 541 of the Bankruptcy Code should Ford Credit become the subject of a bankruptcy case subsequent to the transfer of the Receivables to the Seller.

     In a 1993 decision, Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), cert. denied 114 S.Ct 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If Ford Credit or the Seller were to become subject to a bankruptcy proceeding and a court were to follow the Octagon court's reasoning, Certificateholders might experience delays in payment or possibly losses on their investment in the Certificates. Counsel to Seller has advised the Seller that the reasoning of the Octagon case appears to be inconsistent with precedent and the Uniform Commercial Code. See "The Seller."

MATURITY AND PREPAYMENT ASSUMPTIONS

     All the Receivables are prepayable at any time. If prepayments are received on the Receivables, the actual weighted average life of the Receivables will be shorter than the scheduled weighted average life, which is based on the assumptions that payments will be made as scheduled, and that no prepayments will be made. (For this purpose the term "prepayments" includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability, and casualty insurance policies.) Weighted average life means the average amount of time during which each dollar of principal on a receivable is outstanding.

     The rate of prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including the fact that an Obligor may not sell or transfer a Financed Vehicle without the consent of the Servicer. Ford Credit does not maintain records adequate to provide quantitative data regarding its prepayment experience on its portfolio of U.S. retail installment sale contracts covering new and used vehicles. However, Ford Credit (i) believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life and (ii) estimates that the actual weighted average life of its portfolio of U.S. retail installment contracts for new and used automobiles and light trucks ranges between 60% and 70% of their scheduled weighted average life. Substantially all reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne by the Certificateholders in that market interest rates on new investments acquired by Certificateholders with funds received from such prepayments may be lower than the Pass-Through Rate. See also "The Certificates -- Termination" regarding the Servicer's option to purchase the Receivables when the aggregate principal balance of the Receivables (the "Pool Balance") is less than 10% of the Pool Balance as of the Cutoff Date.

SUBORDINATION OF THE CLASS B CERTIFICATES; SUBORDINATION SPREAD ACCOUNT

     The rights of the Class B Certificateholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Class A Certificateholders in the event of defaults and delinquencies on the Receivables as provided in the Agreement. The protection afforded to the Class A Certificateholders will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables and by the establishment of the Subordination Spread Account. The Subordination Spread Account will be created with an initial deposit by the Seller of the Subordination Initial Deposit and will be augmented by deposit therein of amounts otherwise distributable to Class B Certificateholders until the amount in the Subordination Spread Account reaches an amount equal to the Specified Subordination Spread Account Balance. Thereafter, amounts otherwise distributable to the Class B Certificateholders will be deposited in the Subordination Spread Account to the extent necessary to maintain the amount in the Subordination Spread Account at the Specified Subordination Spread Account Balance.


     The Subordination Spread Account will not be a part of or otherwise includible in the Trust and will be a segregated trust account held by Chemical Bank as agent for the Class A Certificateholders (the "Class A Agent"). On each Distribution Date, (i) if the amounts on deposit in the Subordination Spread Account are less than the Specified Subordination Spread Account Balance, the Trustee will, after payment of any amounts required to be distributed to holders of the Class A Certificates and the payment of the Servicing Fee due with respect to the related Collection Period (including any unpaid Servicing Fees with respect to prior Collection Periods), withdraw from the Collection Account and deposit in the Subordination Spread Account the amount remaining in the Collection Account that would otherwise be distributed to the holders of the Class B Certificates, or such lesser portion thereof as is sufficient to restore the amount in the Subordination Spread Account to such Specified Subordination Spread Account Balance and (ii) if the amounts on deposit in the Subordination Spread Account on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) are greater than the Specified Subordination Spread Account Balance for such Distribution Date, the Class A Agent will release and distribute any such excess to the holders of the Class B Certificates. Upon any such distribution, the Class A Certificateholders will have no rights in, or claims to, such amounts.


     The subordination of the Class B Certificates and the Subordination Spread Account described above are intended to enhance the likelihood of receipt by Class A Certificateholders of the full amount of principal and interest on the Receivables due them and to decrease the likelihood that the Class A Certificateholders will experience losses. However, in certain circumstances, the Subordination Spread Account could be depleted and shortfalls could result.

THE CLASS A CERTIFICATES

     The Class A Certificates will be represented initially by physical certificates registered in the name of Cede as nominee of DTC. No Class A Certificate Owner will be entitled to receive a definitive certificate representing such person's interest in the Trust except in certain limited circumstances. Under the terms of the Agreement, Class A Certificate Owners will not be recognized as Certificateholders, and will be permitted to exercise the rights of the Certificateholders only indirectly through DTC. See "The Certificates."

                             FORMATION OF THE TRUST

     The Seller will establish the Trust by selling and assigning the Trust property, as described below, to the Trustee in exchange for the Certificates. The Servicer will service the Receivables pursuant to the Agreement, and will be compensated for acting as the Servicer. See "The Certificates -- Servicing Compensation." To facilitate servicing and to minimize administrative burden and expense the Servicer will retain physical possession of the Receivables and documents relating thereto as custodian for the Trustee. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the assignment of the security interest in the Financed Vehicles to the Trustee. In the absence of such amendment, the Trustee may not have a perfected security interest in the Financed Vehicles in all states. See "Certain Legal Aspects of the Receivables -- Security Interests in Vehicles." The Trustee will not be responsible for the legality, validity, or enforceability of any security interest in any Financed Vehicle.

     If the protection provided to the Class A Certificateholders by the subordination of the Class B Certificates and by the Subordination Spread Account is insufficient, the Class A Certificateholders would have to look to the Obligors on the Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from Dealer Recourse. In such event, certain factors, such as the Trustee's not having perfected security interests in the Financed Vehicles in all states, may affect the Trust's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Certificateholders. See "The
Certificates -- Subordination of the Class B Certificates; Subordination Spread Account" and "Certain Legal Aspects of the Receivables."

                             PROPERTY OF THE TRUST


     Each Certificate represents a fractional undivided interest in the Trust. The property of the Trust will include retail installment sale contracts originated on or after November 1, 1994 between dealers (the "Dealers") and retail purchasers (the "Obligors") secured by new and used automobiles and light trucks and all payments due thereunder on or after the Cutoff Date. The Receivables were originated by Dealers in accordance with Ford Credit's requirements under agreements with Dealers, for assignment to Ford Credit, have been so assigned, will, on or prior to the issuance of the Certificates, be sold to the Seller by Ford Credit, are serviced by Ford Credit, and evidence the indirect financing made available by Ford Credit to the Obligors. The property of the Trust also will include (i) such amounts as from time to time may be held in separate trust accounts (the "Collection Account" and the "Certificate Account") established and maintained pursuant to the Agreement, and the proceeds of such accounts; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) any Dealer Recourse; (iv) the right to proceeds of credit life, credit disability, and physical damage insurance policies covering the Financed Vehicles; (vi) the rights of the Seller under the Purchase Agreement; (vii) certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables in effect as of the Cutoff Date and (viii) any and all proceeds of the foregoing. The property of the Trust does not include the Payahead Account and the Subordination Spread Account.


     Additionally, pursuant to agreements between Ford Credit and the Dealers, the Dealers are obligated to repurchase from Ford Credit Receivables which do not meet certain representations made by the Dealers, as well as those covered by recourse plans ("Dealer Recourse"). See "The Receivables."

                                THE RECEIVABLES


     The Receivables were purchased by Ford Credit in the ordinary course of business in accordance with Ford Credit's underwriting standards, which emphasize the Obligor's ability to pay and creditworthiness, as well as the asset value of the Financed Vehicle. Generally, Ford Credit does not finance more than 100% of the manufacturers suggested retail value of a new vehicle or more than 100% of published prices for used vehicles. However, under limited circumstances which Ford Credit determines to be appropriate, it will advance more than 100% of these values. The Receivables were selected from Ford Credit's portfolio by several criteria, including the following: each Receivable (i) was originated in the United States, (ii) has a contractual Annual Percentage Rate ("APR") that equals or exceeds 7.35%, (iii) provides for level monthly payments which provide interest at the APR and fully amortize the amount financed over an original term no greater than 60 months, (iv) is not more than 30 days past due as of the Cutoff Date and has never been extended and (v) was originated on or after November 1, 1994. The Receivables were selected at random from Ford Credit's portfolio of retail installment sale contracts for new vehicles and Ford Credit's portfolio of retail installment sale contracts for used vehicles, in each case, meeting the criteria described above. No selection procedures believed to be adverse to the Certificateholders were utilized in selecting the Receivables from qualifying retail installment sale contracts. All terms of the retail installment sale contracts constituting the Receivables which are material to investors are described in this Prospectus.



     Approximately 70.0% of the aggregate principal balance of the Receivables, constituting 61.8% of the number of Receivables, as of the Cutoff Date, represent vehicles financed at new vehicle rates, and the remainder of the Receivables represent vehicles financed at used vehicle rates.



     Based on principal balance, less than 1.0% of the Receivables provide recourse to the Dealer which originated the Receivable. Dealers are generally obligated under these recourse plans for payment of the unpaid principal balance of a defaulted contract, unless Ford Credit fails to repossess the vehicle and deliver it to the Dealer within 90 days after default. The Dealer's obligation generally terminates after the first 24 monthly payments are made under the related contract.


     The geographical distribution, composition, and distribution by annual percentage rate of the Receivables are as set forth in the following tables.

                GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES POOL

                                    PERCENTAGE
                                        OF
                                    AGGREGATE
                                    PRINCIPAL
             STATE(1)                BALANCE
----------------------------------- ----------
Alabama............................     1.62%
Alaska.............................     0.23
Arizona............................     0.13
Arkansas...........................     4.36
California.........................    14.79
Colorado...........................     2.76
Connecticut........................     2.81
Delaware...........................     0.25
District of Columbia...............     0.24
Florida............................     3.41
Georgia............................     7.44
Hawaii.............................     0.01
Idaho..............................     0.02
Illinois...........................     4.06
Indiana............................     0.22
Iowa...............................     0.63
Kansas.............................     0.20
Kentucky...........................     0.74
Louisiana..........................     1.43
Maine..............................     0.02
Maryland...........................     5.98
Massachusetts......................     3.97
Michigan...........................     3.74
Minnesota..........................     0.05
Mississippi........................     1.33
Missouri...........................     5.42

                                    PERCENTAGE
                                        OF
                                    AGGREGATE
                                    PRINCIPAL
             STATE(1)                BALANCE
----------------------------------- ----------
Montana............................     0.35%
Nebraska...........................     0.37
Nevada.............................     0.10
New Hampshire......................     0.21
New Jersey.........................     3.98
New Mexico.........................     0.64
New York...........................     6.18
North Carolina.....................     2.47
North Dakota.......................     0.01
Ohio...............................     0.21
Oklahoma...........................     1.27
Oregon.............................     0.09
Pennsylvania(2)....................     0.00
Rhode Island.......................     0.41
South Carolina.....................     1.14
South Dakota.......................     0.02
Tennessee..........................     1.13
Texas..............................     8.26
Utah...............................     0.03
Vermont............................     0.04
Virginia...........................     3.65
Washington.........................     1.25
West Virginia......................     2.02
Wisconsin..........................     0.05
Wyoming............................     0.28


---------------

(1) Based on the current billing addresses of the Obligors on the Receivables.


(2) Pennsylvania was excluded for administrative reasons.


                         COMPOSITION OF THE RECEIVABLES


Aggregate Principal Balance............................................  $1,750,016,370.06
Number of Receivables..................................................  130,438
Average Principal Balance..............................................  $13,416.46
Average Original Amount Financed.......................................  $14,238.04
     (Range)...........................................................  $626.08 to $60,130.00
Weighted Average APR...................................................  11.68%
     (Range)...........................................................  7.35% to 20.0%
Weighted Average Original Term.........................................  56.25 months
     (Range)...........................................................  6 to 60 months
Weighted Average Remaining Term........................................  52.13 months
     (Range)...........................................................  1 to 59 months
Scheduled Weighted Average Life(1).....................................  28.78 months


---------------
(1) Based on Scheduled Payments as of the Cutoff Date, assuming no prepayments on the Receivables are made after the Cutoff Date.

                     DISTRIBUTION BY APR OF THE RECEIVABLES


                                                                 PERCENTAGE OF
                                              AGGREGATE            AGGREGATE
                        NUMBER OF             PRINCIPAL            PRINCIPAL
    APR RANGE          RECEIVABLES             BALANCE              BALANCE
-----------------    ----------------     -----------------     ----------------
 7.35% to  7.50%                  924     $   14,163,815.62                %0.81
 7.51 to  8.00                  4,961         72,024,378.86                 4.12
 8.01 to  8.50                  7,145        103,007,949.54                 5.89
 8.51 to  9.00                 12,305        182,024,099.52                10.40
 9.01 to  9.50                 10,503        154,474,692.20                 8.83
 9.51 to 10.00                 12,902        184,100,773.34                10.52
10.01 to 10.50                 11,149        153,718,524.66                 8.78
10.51 to 11.00                  9,178        130,450,476.04                 7.45
11.01 to 11.50                  4,776         66,057,983.03                 3.77
11.51 to 12.00                  7,274         98,550,880.50                 5.63
12.01 to 12.50                  3,988         51,539,145.21                 2.95
12.51 to 13.00                  6,093         78,393,480.06                 4.48
13.01 to 13.50                  3,002         37,802,341.95                 2.16
13.51 to 14.00                  4,667         57,219,646.82                 3.27
14.01 to 14.50                  2,609         32,375,693.73                 1.85
14.51 to 15.00                  4,402         52,520,863.11                 3.00
15.01 to 15.50                  2,043         24,499,421.85                 1.40
15.51 to 16.00                  3,702         44,025,796.19                 2.52
16.01 to 16.50                  2,180         25,955,079.03                 1.48
16.51 to 17.00                  3,157         36,938,017.81                 2.11
17.01 to 17.50                  2,027         24,804,508.52                 1.42
17.51 to 18.00                  5,095         59,379,409.42                 3.39
18.01 to 18.50                  1,065         11,498,592.40                 0.66
18.51 to 19.00                  2,290         23,394,658.99                 1.34
19.01 to 19.50                    848          9,104,477.23                 0.52
19.51 to 20.00                  2,153         21,991,664.43                 1.26
                     ----------------     -----------------              -------
     Totals                   130,438     $1,750,016,370.06               100.00%
                              =======       ===============               ======



MATURITY AND PREPAYMENT ASSUMPTIONS


     All the Receivables are prepayable at any time. If prepayments are received on the Receivables, the actual weighted average life of the Receivables will be shorter than the scheduled weighted average life, which is based on the assumptions that payments will be made as scheduled, and that no prepayments will be made. (For this purpose the term "prepayments" includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability, and casualty insurance policies.) Weighted average life means the average amount of time during which each dollar of principal on a receivable is outstanding.

     The rate of prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including the fact that an Obligor may not sell or transfer a Financed Vehicle without the consent of the Servicer. Ford Credit does not maintain records adequate to provide quantitative data regarding its prepayment experience on its portfolio of U.S. retail installment sale contracts covering new and used vehicles. However, Ford Credit (i) believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life shown above and
(ii) estimates that the actual weighted average life of its portfolio of U.S. retail installment contracts for new and used automobiles and light trucks ranges between 60% and 70% of their scheduled weighted average life. Substantially all reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne by the Certificateholders in that market interest rates on new investments acquired by Certificateholders with funds received from such prepayments may be lower than the Pass-Through Rate. See also "The Certificates -- Termination" regarding the Servicer's option to purchase the Receivables when the aggregate principal balance of the Receivables is less than 10% of the Pool Balance as of the Cutoff Date.

DELINQUENCIES, REPOSSESSIONS, AND NET LOSSES

     Set forth below is certain information concerning Ford Credit's experience with respect to its portfolio of U.S. retail installment sale contracts for new and used automobiles and light trucks (including previously sold contracts which Ford Credit continues to service, but not including retail installment sale contracts purchased by Ford Credit under certain special financing programs). There is no assurance that the behavior of the Receivables will be comparable to Ford Credit's experience shown in the following tables or that the trend in losses and delinquencies will continue into the future.

                           DELINQUENCY EXPERIENCE(1)


                                  NINE MONTHS ENDED
                                    SEPTEMBER 30,                    YEAR ENDED DECEMBER 31,
                                 -------------------   ----------------------------------------------------
                                   1995       1994       1994       1993       1992       1991       1990
                                 --------   --------   --------   --------   --------   --------   --------
Average Number of
  Contracts Outstanding
  During the Period............. 3,418,133  3,433,517  3,430,145  3,398,797  3,388,214  3,398,048  3,616,862
Average Daily Delinquencies
  as a Percent of Average
  Contracts Outstanding
    31-60 Days(2)...............     2.15%      2.01%      2.03%      2.02%      2.35%      2.72%      2.71%
    61-90 Days(2)...............     0.17%      0.15%      0.15%      0.15%      0.20%      0.29%      0.31%
    Over 90 Days(3).............     0.03%      0.03%      0.03%      0.03%      0.04%      0.07%      0.08%


---------------
(1) The information in the table includes U.S. retail installment sale contracts for new and used automobiles and light trucks and includes previously sold contracts which Ford Credit continues to service; it does not include retail installment sale contracts purchased by Ford Credit under certain special financing programs.

(2) Delinquencies represent the daily average number of contracts delinquent.

(3) Delinquencies represent the average monthly end-of-period number of contracts delinquent.

                   CREDIT LOSS AND REPOSSESSION EXPERIENCE(1)


                                    NINE MONTHS
                                       ENDED
                                   SEPTEMBER 30,                           YEAR ENDED DECEMBER 31,
                              -----------------------     ---------------------------------------------------------
                                1995          1994          1994        1993        1992        1991        1990
                              ---------     ---------     ---------   ---------   ---------   ---------   ---------
Average Portfolio Outstanding
  During the Period
  (Millions)................. $35,045.1     $33,457.2     $33,703.3   $31,204.9   $29,505.1   $28,977.1   $30,789.7
Percent of Average
  Receivables Outstanding
  During the Period without
  Recourse to Dealer.........      99.0%         98.5%         98.6%       97.7%       96.4%       94.4%       92.2%
Repossessions as a Percent of
  Average Number of Contracts
  Outstanding................      2.26%(2)      2.11%(2)      2.15%       2.27%       2.74%       3.27%       3.17%
Net Losses as a Percent of
  Gross Liquidations(3)......      1.23%         0.95%         1.06%       1.16%       1.52%       2.29%       2.40%
Net Losses as a Percent of
  Average Portfolio
  Outstanding(3).............      0.71%(2)      0.55%(2)      0.62%       0.69%       0.90%       1.29%       1.31%


---------------
(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges. The information in the table includes U.S. retail installment sale contracts for new and used automobiles and light trucks and includes previously sold contracts which Ford Credit continues to service; it does not include retail installment sale contracts purchased by Ford Credit under certain special financing programs.

(2) Annualized rate.

(3) "Net Losses" are equal to the aggregate balance of all contracts which are determined to be uncollectible in the period less any recoveries on contracts charged-off in the period or any prior periods. Effective January 1, 1993 net losses include expenses associated with outside collection agencies. Other expenses associated with collection, repossession, and disposition of the vehicle continue to be excluded. These other expenses are not material to the data presented.


     The reduction in credit losses from 1990 through 1994 primarily has been due to actions taken by Ford Credit to improve purchase and collection practices, as well as higher vehicle resale values. The actions taken by Ford Credit include establishment of a risk-based pricing policy, improved training, retention of experienced collection personnel, faster direct customer contact on problem accounts, and implementation of new risk-rating guides. Ford Credit's retail loss experience also depends upon the availability of recourse from dealers, the number of repossessions, the amount outstanding at the time of repossession, and the resale value of repossessed vehicles. The increase in credit losses during the first nine months of 1995 primarily has been the result of a slowing economy and higher losses per unit due to a weaker used vehicle market. See "The Certificates -- Servicing Procedures."


              CLASS A CERTIFICATE FACTORS AND TRADING INFORMATION

     The "Class A Certificate Factor" is a seven-digit decimal which the Servicer will compute each month indicating the Class A Certificate Balance as of the close of business on the Distribution Date in that month as a fraction of the original Class A Certificate Balance. The Class A Certificate Factor will be
1.0000000 as of the Cutoff Date; thereafter, the Class A Certificate Factor will decline to reflect reductions in the Class A Certificate Balance. The amount of a Class A Certificateholder's pro rata share of the Class A Certificate Balance can be determined by multiplying the original denomination of the holder's Certificate by the Class A Certificate Factor as of the close of business on the most recent Distribution Date. The Class A Certificate Factor will be made available through DTC and the Underwriters.

     Pursuant to the Agreement, the Certificateholders will receive monthly reports concerning the payments received on the Receivables, the Class A Certificate Balance, the Class A Certificate Factor, and various other items of information. Class A Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "The Certificates -- Statements to Class A Certificateholders."

                                USE OF PROCEEDS

     The net proceeds to be received by the Seller from the sale of the Class A
Certificates, after deductions of estimated expenses, ($          ) will be
applied to the purchase of the Receivables from Ford Credit.

                                   THE SELLER

     The Seller, a wholly owned subsidiary of Ford Credit, was incorporated in the State of Delaware on February 13, 1991. The Seller was organized for limited purposes, which include purchasing receivables from Ford Credit and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at The American Road, Dearborn, Michigan 48121. The telephone number of such offices is (313) 322-1989.

     The Seller has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by Ford Credit under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Seller with those of Ford Credit. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). The Seller's Certificate of Incorporation includes a provision that, under certain circumstances relating to the credit ratings of Ford Credit, requires the Seller to have two directors who qualify under the Certificate of Incorporation as "Independent Directors." However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of Ford Credit in a proceeding under any Insolvency Law.

     The Seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate corporate existence of the Seller and to require the consolidation of the assets and liabilities of the Seller with the assets and liabilities of Ford Credit in the event of the application of the federal bankruptcy laws to Ford Credit. Among other things, it is assumed by counsel that the Seller will follow certain procedures in the conduct of its affairs, including maintaining records and books of account separate from those of Ford Credit, refraining from commingling its assets with those of Ford Credit, doing business from an office separate from that of Ford Credit and refraining from holding itself out as having agreed to pay, or being liable for, the debts of Ford Credit. The Seller intends to follow and has represented to such counsel that it will follow these and other procedures related to maintaining its separate corporate identity. However, in the event that the Seller did not follow these procedures, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of Ford Credit. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the Certificates (and possible reductions in the amount of such distributions which may be substantial) could occur.

     It is intended by Ford Credit and the Seller that the transfer of the Receivables by Ford Credit to the Seller under the Purchase Agreement constitute a "true sale" of the Receivables to the Seller. If the transfer constitutes such a "true sale," the Receivables and the proceeds thereof would not be part of Ford Credit's bankruptcy estate under Section 541 of the Bankruptcy Code should Ford Credit become the subject of a bankruptcy case subsequent to the transfer of the Receivables to the Seller. The Seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, in the event Ford Credit were to become the subject of a voluntary or involuntary case under the Bankruptcy Code subsequent to the transfer of the Receivables to the Seller, the transfer of the Receivables by Ford Credit to the Seller pursuant to the Purchase Agreement would be characterized as a "true sale" of the Receivables from Ford Credit to the Seller and the Receivables and the proceeds thereof would not form part of Ford Credit's bankruptcy estate pursuant to Section 541 of the Bankruptcy Code.

     In a 1993 decision, Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), cert. denied 114 S.Ct 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If Ford Credit or the Seller were to become subject to a bankruptcy proceeding and a court were to follow the Octagon court's reasoning, Certificateholders might experience delays in payment or possibly losses on their investment in the Certificates. As part of the advice of counsel described above, counsel has advised the Seller that the reasoning of the Octagon case appears to be inconsistent with precedent and the Uniform Commercial Code.

                                  THE SERVICER

     Ford Credit was incorporated in Delaware in 1959 and is a wholly owned subsidiary of Ford Motor Company ("Ford").


     Ford Credit provides wholesale financing and capital loans to franchised Ford vehicle dealers and other dealers associated with such franchisees and purchases retail installment sale contracts and retail leases from them. Ford Credit also makes loans to vehicle leasing companies, the majority of which are affiliated with such dealers. In addition, a wholly owned subsidiary of Ford Credit provides these financing services in the U.S. to other vehicle dealers. More than 84% of all new vehicles financed by Ford Credit are manufactured by Ford or its affiliates. Ford Credit also provides retail financing for used vehicles built by Ford and other manufacturers. In addition to vehicle financing, Ford Credit makes loans to affiliates of Ford, finances certain receivables of Ford and its subsidiaries, and offers diversified financing services which are managed by USL Capital Corporation, a wholly owned subsidiary of Ford Holdings, Inc. ("Ford Holdings"). Ford Credit also manages the insurance businesses of The American Road Insurance Company, a wholly owned subsidiary of Ford Holdings. Ford Credit also is a significant equity participant in Ford Holdings whose primary activities are consumer and commercial financing operations, insurance underwriting and equipment leasing.


     The mailing address of Ford Credit's executive offices is The American Road, Dearborn, Michigan 48121. The telephone number of such offices is (313) 322-3000.

                                THE CERTIFICATES


     The Class A Certificates offered hereby will be issued pursuant to the Agreement. Copies of the Agreement (without exhibits) may be obtained by the Class A Certificateholders upon request in writing to the Servicer, at its address set forth above. Citations to the relevant sections of the Agreement appear below in parentheses. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement.


GENERAL

     The Class A Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof, and will be represented initially by physical certificates registered in the name of Cede as the nominee of DTC except that one Class A Certificate may be issued in a denomination that includes any residual portion of the Class A Percentage of the original Pool Balance. No Certificate Owner will be entitled to receive a certificate representing such person's interest in the Class A Certificates, except as set forth below under "Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Class A Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Class A Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "The Certificates -- Book-Entry Registration."

     In general, it is intended that Class A Certificateholders receive, on each Distribution Date, the Class A Percentage of the scheduled payments of principal due and the aggregate full prepayments and certain partial prepayments on the Receivables made during or with respect to the preceding calendar month (the "Collection Period"), plus interest at the Pass-Through Rate on the Class A Certificate Balance. (Section 14.06.) See "The
Certificates -- Distributions on Certificates." A scheduled payment on a Receivable may be made by or on behalf of the respective Obligor, or advanced by the Servicer. See "The Certificates -- Advances." A prepayment of a Receivable may be made by or on behalf of the respective Obligor, by application of certain insurance proceeds, as a result of a repurchase made by the Seller or the Servicer, or upon the repossession and liquidation of the respective Financed Vehicle or other enforcement measure taken with respect to a defaulted Receivable. See "The Certificates -- Sale and Assignment of Receivables," and "-- Servicing Procedures."

     The Certificates will evidence interests in the Trust created pursuant to the Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest (the "Class A Percentage") of 93.5% of the Trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest (the "Class B Percentage") of 6.5% of the Trust. The Class B Certificates, which are not being offered hereby, will be held initially by the Seller. (Sections 16.01, 16.02 and 16.04.)

BOOK-ENTRY REGISTRATION

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Class A Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through DTC Participants. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Class A Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Class A Certificateholders, as such term is used in the Agreement, and Certificate Owners will be permitted to exercise the rights of Class A Certificateholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Class A Certificates among Participants on whose behalf it acts with respect to the Class A Certificates and to receive and transmit distributions of principal of, and interest on, the Class A Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Class A Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Class A Certificate Owners will not possess Class A Certificates, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Class A Certificate Owner to pledge Class A Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the unavailability of physical certificates evidencing interests in the Class A Certificates.

     DTC has advised the Seller that it will take any action permitted to be taken by a Class A Certificateholder under the Agreement only at the direction of one or more Participants to whose accounts with DTC the Class A Certificates are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified percentages of the Class A Certificates only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Neither the Seller nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Class A Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE CERTIFICATES

     The Class A Certificates will be issued in fully registered, certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Class A Certificates and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, Class A Certificate Owners representing not less than 51% of the Class A Certificate Balance advise the Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest. (Section 16.10.)

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners through Participants of the availability of Definitive Certificates and that the Record Date will thereafter be the last day of each calendar month. Upon surrender by DTC of the definitive certificates representing the Class A Certificates and receipt of instructions for re-registration, the Trustee will reissue the Class A Certificates as Definitive Certificates to Certificate Owners.

     Distributions of principal of, and interest on, the Class A Certificates will thereafter be made by the Trustee directly to holders of Definitive Certificates in accordance with the procedures set forth in the Agreement, to holders in whose names the Definitive Certificates were registered at the close of business on the last day of the preceding calendar month. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Class A Certificate, however, will be made only upon presentation and surrender of such Class A Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

     Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or of a certificate registrar named in a notice delivered to holders of Definitive Certificates. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

SALE AND ASSIGNMENT OF RECEIVABLES

     Prior to the time of issuance of the Class A Certificates, pursuant to a Purchase Agreement (the "Purchase Agreement"), Ford Credit will sell and assign to the Seller, without recourse, its entire interest in the Receivables (exclusive of any amount allocable to the premium for physical damage insurance force-placed by Ford Credit), including its security interests in the Financed Vehicles. At the time of issuance of the Class A Certificates the Seller will sell and assign to the Trustee, without recourse, the Seller's entire interest in the Receivables, including its security interests in the Financed Vehicles. Each Receivable will be identified in a schedule to the Agreement. The Trustee has not and will not independently verify the existence and qualification of the Receivables. The Trustee will, concurrently with such sale and assignment, execute, authenticate, and deliver the Certificates to the Seller in exchange for the Receivables. (Section 16.02.) The Seller will sell the Class A Certificates to the Underwriters. See "Underwriting."

     In the Purchase Agreement, Ford Credit will represent and warrant to the Seller, and in the Agreement the Seller will represent and warrant to the Trustee, among other things, that (i) the information provided with respect to the Receivables is correct in all material respects; (ii) the Obligor on each Receivable has obtained or agreed to obtain physical damage insurance in accordance with Ford Credit's normal requirements; (iii) at the date of issuance of the Certificates, the Receivables are free and clear of all security interests, liens, charges, and encumbrances (such representation and warranty will be made to the best of its knowledge with respect to mechanic's liens and the like relating to a Financed Vehicle) and no setoffs, defenses, or counterclaims against it have been asserted or threatened; (iv) at the date of issuance of the Certificates, each of the Receivables is or will be secured by a first perfected security interest in the Financed Vehicle in favor of Ford Credit; and (v) each Receivable, at the time it was originated, complied, and at the date of issuance of the Certificates, complies in all material respects with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity, and disclosure laws. As of the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of a breach of any representation or warranty of the Seller which materially and adversely affects the interests of the Certificateholders in a Receivable, the Seller, unless it cures the breach, will purchase the Receivable from the Trustee, and Ford Credit will purchase the Receivable from the Seller, at a price equal to the amount required to be paid by the related Obligor to prepay the Receivable (including one month's interest thereon, in the month of payment, at the APR), after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any (such price, the "Purchase Amount"). The purchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for any such uncured breach. (Sections
12.01 and 12.02.)

     Pursuant to the Agreement, the Servicer will service and administer the Receivables. The Agreement will also designate the Servicer as custodian to maintain possession as the Trustee's agent of the retail installment sale contracts and any other documents relating to the Receivables. (Section 12.03.) To assure uniform quality in servicing both the Receivables and the Servicer's own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the installment sale contracts and other documents relating thereto will not be physically segregated from other similar documents that are in the Servicer's possession or otherwise stamped or marked to reflect the transfer to the Trust so long as Ford Credit is servicing the Receivables. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the Receivables by Ford Credit to the Seller and by the Seller to the Trustee will be filed, and the Servicer's accounting records and computer systems will be marked to reflect such sale and assignment. Because the Receivables will remain in the Servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the Trustee, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the Trustee's interest in the Receivables could be defeated. See "Certain Legal Aspects of the Receivables -- Security Interests in Vehicles."

ACCOUNTS

     The Servicer will establish two accounts in the name of the Trustee on behalf of the Certificateholders, the first into which certain payments made on or with respect to the Receivables will be deposited (the "Collection Account"), and the second from which all distributions with respect to the Receivables and the Certificates will be made (the "Certificate Account"). The Collection Account shall be maintained with the Trustee so long as (i) the Trustee's short-term unsecured debt obligations have a rating of P-1 by Moody's Investors Service, Inc. and a rating of A-1+ by Standard & Poor's Corporation (the "Required Deposit Rating") or (ii) such Account is maintained in the trust department of the Trustee. If the short-term unsecured debt obligations of the Trustee do not have the Required Deposit Rating, the Servicer shall, with the Trustee's assistance as necessary, cause the Collection Account to be moved to a bank whose short-term unsecured debt obligations have such a rating or moved to the trust department of the Trustee. The Collection Account and the Certificate Account shall initially be maintained in the trust department of the Trustee. (Section 14.01.)

     The Servicer will also establish an additional account (the "Payahead Account") in the name of the Trustee, into which early payments by or on behalf of the Obligors which constitute neither scheduled payments, full prepayments, nor certain partial prepayments that result in a reduction of the Obligor's periodic payment below the scheduled payment as of the Cutoff Date ("Payaheads") will be deposited until such time as the payment falls due. The Payahead Account will be established initially and maintained with the Trustee for so long as (i) the short-term unsecured debt obligations of the Trustee have the Required Deposit Rating or (ii) such Account is maintained in the trust department of the Trustee. (Section 14.01.)

     Notwithstanding the foregoing, so long as Ford Credit is the servicer and provided that (i) there exists no Event of Default and (ii) each other condition to holding Payaheads as may be required by the Agreement is satisfied, Payaheads may be retained by the Servicer until the related Distribution Date. (Section 14.01.)

SERVICING PROCEDURES

     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables and will continue such collection procedures as it follows with respect to its own automotive retail installment sale contracts, in a manner consistent with the Agreement. (Section 13.01.) Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to defer or modify the payment schedule. (Section 13.02.) Some of such arrangements may cause the Servicer to purchase the Receivable while others may result in the Servicer making Advances with respect to the Receivable. (Sections 13.07 and 14.04.) If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to realize upon the Receivable, including the repossession and disposition of the Financed Vehicle securing the Receivable at a public or private sale, or the taking of any other action permitted by applicable law. (Section 13.03.)

COLLECTIONS

     The Servicer will deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period into the Collection Account not later than the business day after receipt. However, so long as Ford Credit is the servicer and provided that (i) there exists no Event of Default and (ii) each other condition to making monthly deposits as may be required by the Agreement is satisfied, the Servicer may retain such amounts until the related Distribution Date. The Servicer or the Seller, as the case may be, will remit the aggregate Purchase Amount of Receivables to be purchased from the Trust to the Collection Account on the Distribution Date. Pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. (Section 14.02.)

     For purposes of the Agreement, collections on a Receivable made during a Collection Period which are not late fees, prepayment charges, or certain other similar fees or charges shall be applied first to any outstanding Advances made by the Servicer with respect to such Receivable and then to the scheduled payment. To the extent that such collections on a Receivable during a Collection Period exceed the outstanding Advances and the scheduled payment on such Receivable, the collections shall be applied to prepay the Receivable in full. If the collections are insufficient to prepay the Receivable in full, they generally shall be treated as Payaheads until such later Collection Period as such Payaheads may be transferred to the Collection Account and applied either to the scheduled payment or to prepay the Receivable in full. (Sections 14.03, 14.04, and 14.06.)

ADVANCES

     To the extent the collections on a Receivable for a Collection Period are less than the scheduled payment, the amount of Payaheads made on such Receivable not previously applied (the "Payahead Balance"), if any, with respect to such Receivable shall be applied by the Servicer to the extent of the shortfall. To the extent of any remaining shortfall, the Servicer will make an Advance of the deficiency. The Servicer will be obligated to make an Advance in respect of a Receivable only to the extent that the Servicer, in its sole discretion, expects to recoup the Advance from the Obligor, the Purchase Amount, Liquidation Proceeds or collections from other Receivables. (Section 14.04.) The Servicer will deposit Advances in the Collection Account on the following Distribution Date. The Servicer will be entitled to recoup its Advances from subsequent payments by or on behalf of the Obligor, collections of Liquidation Proceeds and payment of the Purchase Amount; or, upon the determination that reimbursement from the preceding sources is unlikely, will be entitled to recoup its Advances from collections from other Receivables. (Section 14.04.)

     In the event that an Obligor shall prepay a Receivable in full, if the related contract did not require such Obligor to pay a full month's interest for the month of prepayment, at the APR, the Servicer shall advance the amount of such interest. The Servicer will not be entitled to recoup any such advance. (Section 14.04.)

SERVICING COMPENSATION

     The Servicer is entitled under the Agreement to receive a servicing fee (the "Servicing Fee") for each Collection Period equal to one-twelfth of 1.00% (the "Servicing Fee Rate") multiplied by the Pool Balance as of the first day of such Collection Period. The Servicer is also entitled to receive a supplemental servicing fee (the "Supplemental Servicing Fee") for each Collection Period equal to any late, prepayment, and other administrative fees and expenses collected during the Collection Period, plus any interest earned during the Collection Period on deposits made with respect to the Receivables. The Servicer will be paid the Servicing Fee and the Supplemental Servicing Fee for each Collection Period on the following Distribution Date.

     The Servicing Fee and the Supplemental Servicing Fee (collectively, the "Servicer Fee") are intended to compensate the Servicer for performing the functions of a third party servicer of the Receivables as an agent for the Certificateholders, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collections, and policing the collateral. The Servicer Fee will also compensate the Servicer for administering the Receivables, including making Advances, accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions, and generating federal income tax information for the Trust. The Servicer Fee also will reimburse the Servicer for certain taxes, the Trustee's fees, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the Receivables. (Sections 13.13 and 20.07.)

DISTRIBUTIONS ON CERTIFICATES


     On or about the tenth calendar day of each month, the Servicer will inform the Trustee of the amount of aggregate collections on the Receivables, the aggregate Advances to be made by the Servicer and the aggregate Purchase Amount of Receivables to be purchased by the Seller or the Servicer, all with respect to the preceding Collection Period. (Section 13.09.)


     On each Distribution Date, the Servicer, or the Trustee, as the case may be, shall transfer the portion of Payaheads constituting all or a portion of scheduled payments for that Collection Period or, which together with that month's payment by an Obligor constitute prepayments in full on the Receivables to the Certificate Account. On the Distribution Date, the Trustee shall cause collections made during the Collection Period which constitute Payaheads to be transferred from the Certificate Account to the Servicer, or to the Payahead Account if required. (Sections 14.01 and 14.06.)

     The Servicer shall determine prior to each Distribution Date the Total Available Amount, the Available Interest, the Available Principal, the Class A Distributable Amount and the Class B Distributable Amount and, based on the Total Available Amount and the other distributions to be made on such Distribution Date, as described below, determine the amount to be distributed to Certificateholders of each Class. (Sections 13.09 and 14.06(b).)

     Determination of Available Amounts. The "Total Available Amount" for a Distribution Date (being the funds available for distribution to Certificateholders of each Class with respect to such Distribution Date in accordance with the priorities described below) shall be the sum of the Available Interest and the Available Principal.


     The "Available Interest" for a Distribution Date shall be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables allocable to interest (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account); (ii) all proceeds of the liquidation of defaulted Receivables ("Liquidated Receivables") received in connection with such liquidation, net of expenses incurred by the Servicer and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable ("Liquidation Proceeds") to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures;

(iii) all Advances made by the Servicer, of interest due on Receivables; (iv) all advances, if any, of interest made by the Servicer in respect of Receivables which were prepaid in full; and (v) the Purchase Amount of each Receivable that was purchased by the Seller or Servicer under an obligation which arose during the related Collection Period, to the extent attributable to accrued interest thereon.


     The "Available Principal" for a Distribution Date shall be the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables allocable to principal (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account); (ii) all Liquidation Proceeds attributable to principal in accordance with the Servicer's customary servicing procedures; (iii) all Advances made by the Servicer, of principal due on the Receivables; (iv) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable purchased by the Seller or the Servicer under an obligation which arose during such Collection Period; and (v) partial prepayments of any refunded item included in the principal balance of a Receivable, such as extended warranty protection plan costs, or physical damage, credit life or disability insurance premiums, or any partial prepayment which causes a reduction in the Obligor's periodic payment to an amount below the scheduled payment as of the Cutoff Date.


     The Available Interest and the Available Principal on any Distribution Date shall exclude the following:

           (i) amounts received on Receivables to the extent that the Servicer has previously made an unreimbursed Advance; and

           (ii) Liquidation Proceeds with respect to a particular Receivable to the extent of any unreimbursed Advances, and amounts representing reimbursement for certain costs and expenses incurred by the Servicer as provided in the Agreement.

     Calculation of Distributable Amounts. The "Class A Distributable Amount" with respect to a Distribution Date shall be an amount equal to the sum of:

           (i) the "Class A Principal Distributable Amount," consisting of the Class A Percentage of:

             (a) the principal portion of all scheduled payments due during the preceding Collection Period;

             (b) the principal portion of all prepayments in full received during the preceding Collection Period (and certain partial prepayments) (except to the extent included in (a) above);

             (c) the principal balance of each Receivable that was purchased by the Seller or the Servicer under an obligation that arose during the preceding Collection Period (except to the extent included in (a) or (b) above); and

             (d) the principal balance of each Receivable liquidated by the Servicer during the preceding Collection Period; plus

          (ii) the "Class A Interest Distributable Amount," consisting of thirty
     (30) days' interest at the Pass-Through Rate on the Class A Certificate Balance as of the last day of the preceding Collection Period.

     The "Class A Certificate Balance" shall equal, initially, the Class A Percentage of the Pool Balance as of the Cutoff Date and, thereafter shall equal the initial Class A Certificate Balance, reduced by all amounts previously distributed to Class A Certificateholders and allocable to principal.

     The "Class B Distributable Amount" with respect to a Distribution Date shall be an amount equal to the sum of:

           (i) the "Class B Principal Distributable Amount," consisting of the Class B Percentage of the amounts set forth under (i)(a) through (i)(d) above with respect to the Class A Principal Distributable Amount; plus

          (ii) the "Class B Interest Distributable Amount," consisting of thirty
     (30) days' interest at the Pass-Through Rate on the Class B Certificate Balance as of the last day of the preceding Collection Period plus the excess, for each Receivable having an APR greater than the sum of the Pass-Through Rate and the Servicing Fee Rate, of the interest portion of the scheduled payment over the portion of such interest equal to interest at the sum of the Pass-Through Rate and the Servicing Fee Rate.

     The "Class B Certificate Balance" shall equal, initially, the Class B Percentage of the Pool Balance as of the Cutoff Date and, thereafter shall equal the initial Class B Certificate Balance, reduced by all amounts previously distributed to Class B Certificateholders (or deposited in the Subordination Spread Account not including the Subordination Initial Deposit) and allocable to principal and by the Class A Principal Carryover Shortfall and the Class B Principal Carryover Shortfall.

     Calculation of Amounts to be Distributed. Prior to each Distribution Date, the Servicer will calculate the amount to be distributed to the Certificateholders.


     The holders of the Class A Certificates will receive on any Distribution Date, to the extent of available funds, an amount equal to the sum of the Class A Distributable Amount and any outstanding Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall (as defined below). (Section 14.06(c).) On each Distribution Date on which the sum of the Class A Interest Distributable Amount and any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date (plus, to the extent not otherwise provided for, interest on such Class A Interest Carryover Shortfall at the Pass-Through Rate from such preceding Distribution Date to the current Distribution Date, to the extent permitted by law) exceeds the Class A Percentage of the Available Interest (after payment of the Servicing Fee including any unpaid Servicing Fees with respect to prior Collection Periods) on such Distribution Date, the Class A Certificateholders shall be entitled to receive such shortfall first, from the Class B Percentage of the Available Interest; second, if such amounts are insufficient, from amounts available in the Subordination Spread Account; and third, if such amounts are insufficient, from the Class B Percentage of the Available Principal; provided, however, that if the Servicer shall fail to make an advance of interest in respect of a Receivable prepaid in full, the portion of such shortfall attributable thereto shall be paid only from amounts available in the Subordination Spread Account. (Section 14.06(d).) The "Class A Interest Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class A Interest Distributable Amount for such Distribution Date plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date, plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Pass-Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class A Certificates actually received on such current Distribution Date.


     On each Distribution Date on which the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class A Percentage of the Available Principal on such Distribution Date, the Class A Certificateholders shall be entitled to receive such shortfall first, from the Class B Percentage of the Available Principal; second, if such amounts are insufficient, from amounts available in the Subordination Spread Account and third, if such amounts are insufficient, from the Class B Percentage of the Available Interest. (Section 14.06(d).) The "Class A Principal Carryover Shortfall" as of the close of any Distribution Date means the excess of the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of the Class A Certificates actually received on such current Distribution Date.


     The holders of the Class B Certificates are entitled to receive on any Distribution Date an amount equal to the sum of the Class B Interest Distributable Amount, the Class B Principal Distributable Amount (and any shortfalls from prior Distribution Dates in payments to the Class B Certificateholders), after giving effect to (A) any amounts required to be distributed to the holders of Class A Certificates pursuant to the subordination of the rights of the holders of Class B Certificates, and (B) amounts required to pay the Servicing Fee (including any unpaid Servicing Fees with respect to prior Collection Periods) payable to the Servicer on such Distribution Date. (Section 14.06(c).)


SUBORDINATION OF THE CLASS B CERTIFICATES; SUBORDINATION SPREAD ACCOUNT

     The rights of the Class B Certificateholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Class A Certificateholders in the event of defaults and delinquencies on the Receivables as provided in the Agreement. The protection afforded to the Class A Certificateholders will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables and by the establishment of the Subordination Spread Account. The Subordination Spread Account will be created with an initial deposit by the Seller of the Subordination Initial Deposit and will be augmented by deposit therein of amounts otherwise distributable to Class B Certificateholders until the amount in the Subordination Spread Account reaches an amount equal to the Specified Subordination Spread Account Balance. Thereafter, amounts otherwise distributable to the Class B Certificateholders will be deposited in the Subordination Spread Account to the extent necessary to maintain the amount in the Subordination Spread Account at the Specified Subordination Spread Account Balance.


     The Subordination Spread Account will not be a part of or otherwise includible in the Trust and will be a segregated trust account held by Chemical Bank as agent for the Class A Certificateholders (the "Class A Agent"). On each Distribution Date, (i) if the amounts on deposit in the Subordination Spread Account are less than the Specified Subordination Spread Account Balance, the Trustee will, after payment of any amounts required to be distributed to holders of the Class A Certificates and the payment of the Servicing Fee due with respect to the related Collection Period (including any unpaid Servicing Fees with respect to prior Collection Periods), withdraw from the Collection Account and deposit in the Subordination Spread Account the amount remaining in the Collection Account that would otherwise be distributed to the holders of the Class B Certificates, or such lesser portion thereof as is sufficient to restore the amount in the Subordination Spread Account to such Specified Subordination Spread Account Balance and (ii) if the amount on deposit in the Subordination Spread Account on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Subordination Spread Account Balance for such Distribution Date, the Class A Agent will release and distribute any such excess to the holders of the Class B Certificates. Upon any such distribution, the Class A Certificateholders will have no rights in, or claims to, such amounts. (Section 14.07.)


     Amounts held from time to time in the Subordination Spread Account will continue to be held for the benefit of holders of the Class A Certificates and holders of the Class B Certificates in order to effectuate the subordination of the rights of the holders of the Class B Certificates to the rights of the holders of the Class A Certificates. Funds in the Subordination Spread Account shall be invested as provided in the Agreement in Eligible Investments. The holders of the Class B Certificates shall be entitled to receive all investment earnings on amounts in the Subordination Spread Account. Investment income on amounts in the Subordination Spread Account will not be available for distribution to the holders of the Class A Certificates or otherwise subject to any claims or rights of the holders of the Class A Certificates. (Section 14.07(c).)

     "Eligible Investments" for monies deposited in the Subordination Spread Account are limited to investments acceptable to the rating agency or agencies then rating the Class A Certificates as being consistent with the then-current rating of the Class A Certificates. Eligible Investments are limited to obligations or securities that mature not later than the Distribution Date next succeeding the day of investment. (Section 14.01.)


     The time necessary for the Subordination Spread Account to reach and maintain the Specified Subordination Spread Account Balance at any time after the date of issuance of the Certificates will be affected by the delinquency, credit loss and repossession and prepayment experience of the Receivables and, therefore, cannot be predicted accurately.


     If on any Distribution Date the holders of the Class A Certificates do not receive the sum of the Class A Distributable Amount, the Class A Interest Carryover Shortfall and the Class A Principal Carryover Shortfall for such Distribution Date (after giving effect to any amounts withdrawn from the Subordination Spread Account and the Class B Distributable Amount and applied to such deficiency, as described above), the holders of the Class B Certificates will not receive any portion of the Total Available Amount.

     The subordination of the Class B Certificates and the Subordination Spread Account described above are intended to enhance the likelihood of receipt by Class A Certificateholders of the full amount of principal and interest on the Receivables due them and to decrease the likelihood that the Class A Certificateholders will experience losses. However, in certain circumstances, the Subordination Spread Account could be depleted and shortfalls could result.

NET DEPOSITS

     As an administrative convenience and for so long as certain conditions are satisfied, the Servicer will be permitted to make the deposit of collections and aggregate Advances and Purchase Amounts for or with respect to the Collection Period, net of distributions to the Servicer as reimbursement of Advances or payment of the Servicer Fee with respect to the Collection Period. Similarly, the Servicer may cause to be made a single, net transfer from the Certificate Account to the Payahead Account, or vice versa. The Servicer, however, will account to the Trustee and to the Certificateholders as if all deposits, distributions, and transfers were made individually. (Section 14.08.)

     The following chart sets forth an example of the application of the foregoing provisions to a monthly distribution:

November 1 --
  November 30..........  Collection Period. The Servicer receives monthly payments, prepayments, and other proceeds in respect of the
                         Receivables.
December 10............  The tenth calendar day of the month. On or about this date the Servicer notifies the Trustee of, among other things,
                         the amounts to be distributed on the Distribution Date.
December 14............  Record Date. Distributions on the Distribution Date are
                         made to Certificateholders of record at the close of
                         business on this date (or, if Definitive Certificates are
                         issued, the Record Date will be November 30).
December 15............  Distribution Date. On or before this date, the Seller and the Servicer (or the Trustee), make the required
                         remittances and transfers to the Collection Account and the
                         Certificate Account in immediately available funds, and the
                         Trustee distributes to holders of the Class A Certificates and of the Class B Certificates amounts payable in respect of the Certificates and pays the Servicer Fee and remits
                         amounts to the Subordination Spread Account (if required).

STATEMENTS TO CLASS A CERTIFICATEHOLDERS

     On each Distribution Date, the Trustee will include with each distribution to each Class A Certificateholder (which shall be Cede as the nominee for DTC unless Definitive Certificates are issued under the limited circumstances described herein) as of the close of business on the last day of the preceding Collection Period a statement, setting forth the following information with respect to the preceding Collection Period:

            (i) the amount of the distribution allocable to principal;

           (ii) the amount of the distribution allocable to interest;

          (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

           (iv) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period and the Certificateholder's Class A Percentage of the Servicing Fee and the amount of any unpaid Servicing Fees and the change in such amount from that of the prior Distribution Date;

            (v) the amount of the Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall, if any, on such Distribution Date and the change in such amounts from those of the prior Distribution Date;

           (vi) the Class A Certificate Factor and Class B Certificate Balance as of such Distribution Date;

          (vii) the amount otherwise distributable to the Class B
     Certificateholders that is distributed to Class A Certificateholders on such Distribution Date;


         (viii) the balance of the Subordination Spread Account on such Distribution Date, after giving effect to distributions and deposits made on such Distribution Date and the change in such balance from that of the prior Distribution Date;


           (ix) the aggregate amount in the Payahead Account and the change in such amount from that of the prior Distribution Date; and

           (x) the amount of Advances on such Distribution Date.

     Each amount set forth pursuant to subclauses (i), (ii), (iv) and (v) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a Class A Certificate.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Agreement, the Trustee shall mail to each person who at any time during such calendar year shall have been a Class A Certificateholder and received any payment thereon, a statement containing the sum of the amounts described in (i), (ii), (iv), and (v) above for the purposes of such Class A Certificateholder's preparation of federal income tax returns. (Section 14.09.) See "Certain Federal Income Tax Consequences."

EVIDENCE AS TO COMPLIANCE

     The Agreement will provide that a firm of independent public accountants will furnish to the Trustee on or before April 30 of each year, beginning April 30, 1996, a statement as to compliance by the Servicer during the preceding calendar year, or part thereof in the case of calendar year 1995, ended December 31 with certain standards relating to the servicing of the Receivables, the Servicer's accounting and computer systems with respect thereto, and certain other matters. (Section 13.11.)

     The Agreement will also provide for delivery to the Trustee, on or before April 30 of each year, commencing April 30, 1996, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year, or part thereof in the case of calendar year 1995, ended December 31 or, if there has been a default in the fulfillment of any such obligation, describing each such default. (Section 13.10.)

     Copies of such statements and certificates may be obtained by Class A Certificateholders by a request in writing addressed to the Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

     The Agreement will provide that Ford Credit may not resign from its obligations and duties as servicer thereunder, except upon determination that Ford Credit's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed Ford Credit's servicing obligations and duties under the Agreement. (Section 8.01.)

     The Agreement will further provide that neither the Servicer, nor any of its directors, officers, employees, and agents will be under any liability to the Trust or the Certificateholders for taking any action or for refraining from taking any action pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence (except for errors in judgment) in the performance of duties, or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Agreement, the rights and duties of the parties thereto, and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor. (Section 18.04.)


     Any entity into which the Servicer or the Seller, as the case may be, may be merged or consolidated, or any entity resulting from any merger, conversion, or consolidation to which the Servicer or the Seller, as the case may be, is a party, or any entity succeeding to the business of the Servicer or the Seller, as the case may be, or any corporation, more than 50% of the voting stock of which is owned, directly or indirectly, by Ford, which assumes the obligations of the Servicer or the Seller, as the case may be, will be the successor of the Servicer or the Seller, as the case may be, under the Agreement. (Sections 17.03 and 18.03.) For as long as Ford Credit is the Servicer, it may at any time subcontract substantially all of its duties as servicer under the Agreement to any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by

Ford and the Servicer may at any time perform certain specific duties as servicer through other subcontractors. (Section 18.05.)


EVENTS OF DEFAULT

     "Events of Default" under the Agreement will consist of (i) any failure by the Servicer to deliver to the Trustee for distribution to the Certificateholders or deposit in the Subordination Spread Account any required payment, which failure continues unremedied for three Business Days after written notice from the Trustee is received by the Servicer or after discovery by an officer of the Servicer; (ii) any failure by the Seller or the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Agreement which failure materially and adversely affects the rights of Certificateholders and which continues unremedied for 90 days after the giving of written notice of such failure (1) to the Seller or the Servicer, as applicable, by the Trustee or (2) to the Seller or the Servicer, as applicable, and to the Trustee by holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations. (Section 19.01.)

RIGHTS UPON EVENT OF DEFAULT

     As long as an Event of Default under the Agreement remains unremedied, the Trustee or holders of Class A Certificates evidencing not less than 51% of the Class A Certificate Balance may terminate all the rights and obligations of the Servicer under the Agreement, whereupon the Trustee will succeed to all the responsibilities, duties, and liabilities of the Servicer under such Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Event of Default other than such appointment has occurred, such trustee or official may have the power to prevent the Trustee or the Class A Certificateholders from effecting a transfer of servicing. In the event that the Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of automotive receivables. The Trustee, or any person appointed as successor Servicer, shall be the successor in all respects to the predecessor Servicer under the Agreement and all references therein to the Servicer shall apply to such successor Servicer. The Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to Ford Credit, as Servicer, under the Agreement. (Sections 19.01 and 19.02.)

WAIVER OF PAST DEFAULTS

     The holders of Class A Certificates evidencing not less than 51% of the Class A Certificate Balance may waive any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except a default in making any required deposits to or payments from the Collection Account or the Certificate Account in accordance with the Agreement. No such waiver shall impair the Certificateholders' rights with respect to subsequent defaults. (Section 19.05.)

AMENDMENT

     The Agreement may be amended by the Seller, the Servicer, and the Trustee, without the consent of the Certificateholders, (i) to cure any ambiguity, correct or supplement any provision therein which may be inconsistent with any other provision therein, or make any other provisions with respect to matters or questions arising under such Agreement which are not inconsistent with the provisions of the Agreement; provided that such action will not, in the opinion of counsel satisfactory to the Trustee, materially and adversely affect the interest of any Certificateholder, and (ii) to provide for the transfer of the Class B Certificates; provided that certain conditions specified in the Agreement are satisfied prior to such transfer, including written confirmation from any rating agency rating the Class A Certificates that such transfer will not result in the qualification, downgrading or withdrawal of the then current rating assigned to the Class A Certificates by such rating agency, and that such amendment will not change the timing of, or the amount of, any distributions that the holders of the Class A Certificates are entitled to receive under the Agreement. The Agreement may also be amended by the Seller, the Servicer, and the Trustee with the consent of the holders of Class A Certificates and Class B Certificates, each voting as a Class, evidencing not less than 51% of the Class A Certificate Balance and Class B Certificate Balance, respectively, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made on any Certificate or change the Pass-Through Rate or the Specified Subordinated Spread Account Balance or (ii) reduce the aforesaid percentage of the Class A Certificate Balance or Class B Certificate Balance, which is required to consent to any such amendment, without the consent of the holders of all Certificates of such Class. (Section 22.01.)

LIST OF CERTIFICATEHOLDERS

     Upon written request of the Servicer, the Trustee will provide to the Servicer within 15 days after receipt of such request a list of the names and addresses of all Certificateholders of record as of the most recent Record Date. Upon written request by three or more Certificateholders or by one or more holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance, and upon compliance by such Certificateholders with certain other provisions of the Agreement, the Trustee will afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Agreement. (Section 16.06.)

     The Agreement will not provide for the holding of any annual or other meetings of Certificateholders.

TERMINATION

     The respective obligations of the Seller, the Servicer and the Trustee pursuant to the Agreement will terminate upon (i) the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables and (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement. In order to avoid excessive administrative expense, the Servicer, or its successor, is permitted at its option to purchase from the Trust, as of the last day of any month as of which the then outstanding Pool Balance is less than 10% of the original Pool Balance, all remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of such last day. Exercise of such right will effect early retirement of the Certificates. The Trustee will give written notice of termination to each Certificateholder of record. The final distribution to any Certificateholder will be made only upon surrender and cancellation of such holder's Certificate at any office or agency of the Trustee specified in the notice of termination. Any funds remaining in the Trust, after the Trustee has taken certain measures to locate a Certificateholder and such measures have failed, will be distributed to the Edison Institute, Dearborn, Michigan. (Sections 21.01 and 21.02.)

DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the authentication of the Certificates), or any Receivables or related documents, and is not accountable for the use or application by the Servicer of any funds paid to the Seller or the Servicer in respect of the Certificates or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the Certificate Account. The Trustee has not independently verified the Receivables. If no Event of Default has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Generally, those duties are limited to the receipt of the various certificates, reports, or other instruments required to be furnished to the Trustee under the Agreement, in which case it is only required to examine them to determine whether they conform to the requirements of the Agreement. The Trustee shall not be charged with knowledge of a failure by the Servicer to perform its duties under the Agreement which failure constitutes an Event of Default unless the Trustee obtains actual knowledge of such failure as specified in the Agreement. (Sections 20.01 and 20.05.)

     The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order, or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses, and liabilities that may be incurred therein or thereby. (Section 20.04.) No Class A Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such holder previously has given to the Trustee written notice of default and unless (i) the default arises from the Seller's or the Servicer's failure to remit payments when due under the Agreement or (ii) the holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 30 days has neglected or refused to institute any such proceeding. (Section 22.03.)

THE TRUSTEE

     Chemical Bank is the Trustee under the Agreement. The Trustee, in its individual capacity or otherwise, may hold Certificates in its own name or as pledgee. (Section 20.06.) For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Trustee acting jointly (or in some instances, the Trustee acting alone) shall have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties, and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties, and obligations solely at the direction of the Trustee. (Section 20.13.)

     The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, becomes legally unable to act, or becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee. (Section 20.10.)

     The Agreement will provide that the Servicer will pay the Trustee's fees. (Section 20.07.) The Agreement will further provide that the Trustee will be entitled to indemnification by the Seller and the Servicer for, and will be held harmless against, any loss, liability, fee, disbursement, or expense incurred by the Trustee not resulting from the Trustee's own willful misfeasance, bad faith, or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Agreement). The Agreement will further provide that the Seller and the Servicer will indemnify the Trustee for certain taxes that may be asserted in connection with the transaction.

                       RATING OF THE CLASS A CERTIFICATES

     It is a condition to issuance of the Class A Certificates that they be rated in the highest rating category by at least one nationally recognized rating agency. The rating is not a recommendation to purchase, hold or sell Class A Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. There is no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by such rating agency if in its judgment circumstances in the future so warrant.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTERESTS IN VEHICLES

     In all states in which the Receivables have been originated, retail installment sale contracts such as the Receivables evidence the credit sale of automobiles and light trucks by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the Uniform Commercial Code (the "UCC"). Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states in which the Receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. Each Receivable prohibits the sale or transfer of the Financed Vehicle without Ford Credit's consent.

     Pursuant to the Purchase Agreement, Ford Credit will assign its security interests in the Financed Vehicles securing the Receivables to the Seller and, pursuant to the Agreement, the Seller will assign its security interests in the Financed Vehicles securing the Receivables to the Trustee. However, because of the administrative burden and expense, the Servicer, the Seller and the Trustee will not amend any certificate of title to identify the Trust as the new secured party on the certificates of title relating to the Financed Vehicles. Also, the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for the Trustee pursuant to the Agreement. See "The Certificates -- Sale and Assignment of Receivables."

     In most states, assignments such as those under the Purchase Agreement and the Agreement together with a perfected security interest in the chattel paper are an effective conveyance of a security interest in the vehicles subject to the chattel paper without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies, the notation of Ford Credit's lien on the certificates of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which Ford Credit failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of Ford Credit's warranties under the Purchase Agreement and of the Seller's warranties under the Agreement and would create an obligation of Ford Credit under the Purchase Agreement and of the Seller under the Agreement to purchase the related Receivable unless the breach is cured. See "The Certificates -- Sale and Assignment of Receivables." By not identifying the Trust as the secured party on the certificate of title, the security interest of the Trust in the Financed Vehicle could be defeated through fraud or negligence. The Seller will assign its rights under the Purchase Agreement to the Trust.

     Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, Ford Credit takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, Ford Credit must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under the Agreement, the Servicer is obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles.

     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a Financed Vehicle. The Internal Revenue Code of 1986 also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. Ford Credit will represent to the Seller and the Seller will represent to the Trust that each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes, or the confiscation of a Financed Vehicle, could arise or occur at any time during the term of a Receivable. No notice will be given to the Trustee or Certificateholders in the event such a lien arises or confiscation occurs.

REPOSSESSION

     In the event of default by vehicle purchasers, the holder of the retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is the method employed by Ford Credit in the majority of instances in which a default occurs and is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

     In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for this sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance. Repossessed vehicles are generally resold by Ford Credit through automobile auctions which are attended principally by dealers.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of the repossessed vehicles generally will be applied to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the obligor on the receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any holder of any lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the UCC requires the lender to remit the surplus to the former obligor.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts, and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes, or the common law in certain states, has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

     Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an Odometer Disclosure Statement was not provided to the purchaser of the related financed vehicle, the obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of Ford Credit's and the Seller's representations and warranties under the Purchase Agreement and the Agreement, respectively, and would create an obligation of Ford Credit and the Seller to repurchase the Receivable unless the breach is cured. See "The
Certificates -- Sale and Assignment of the Receivables."

     Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, obligors have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

     Ford Credit and the Seller will warrant under the Purchase Agreement and the Agreement, respectively, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the Trust for violation of any law and such claim materially and adversely affects the Trust's interest in a Receivable, such violation would constitute a breach of warranty under the Purchase Agreement and the Agreement and would create an obligation of Ford Credit and the Seller to repurchase the Receivable unless the breach is cured. See "The Certificates -- Sale and Assignment of the Receivables."

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

TRANSFERS OF VEHICLES

     The Receivables prohibit the sale or transfer of the vehicle securing a Receivable without Ford Credit's consent and, except those originated in Ohio and Wisconsin, permit Ford Credit to accelerate the maturity of the Receivable upon a sale or transfer without its consent. The Servicer will not consent to a sale or transfer and will require prepayment of the Receivable. The Servicer may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the Financed Vehicle.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of certain federal income tax consequences of the purchase, ownership, and disposition of Class A Certificates. This summary is based upon laws, regulations, rulings, and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Class A Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Investors should consult their own tax advisors to determine the federal, state, local, and other tax consequences of the purchase, ownership, and disposition of the Class A Certificates. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "Service") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

TAX STATUS OF THE TRUST

     In the opinion of Skadden, Arps, Slate, Meagher & Flom, special tax counsel to the Seller, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. Subject to the discussion of stripped coupons below under "Characterization of Fees," each Class A Certificate Owner will be treated as the owner of a pro rata undivided interest in the Class A Percentage of the ordinary income and corpus portions of the Trust.


     Income on the Receivables. If the Receivables are not characterized as "stripped bonds" or otherwise recharacterized, each Class A Certificate Owner will be required to report on its federal income tax return its pro rata share of the Class A Percentage of the entire income of the Trust for the period during which it owns a Class A Certificate, including interest or finance charges earned on the Receivables, and any gain or loss upon collection or disposition of the Receivables. Because the Receivables, when originally issued by the Obligors to the Dealers from whom Ford Credit acquired the Receivables, are believed to have had adequate stated interest, the original issue discount ("OID") rules and imputed interest rules should not apply to the Receivables except to the extent that a Receivable is treated as a "stripped bond," as discussed below. The portion of each monthly payment to a Class A Certificate Owner that is allocable to principal on the Receivables will represent a recovery of capital, which will reduce the tax basis of such Class A Certificate Owner's undivided interest in the Receivables. In computing its federal income tax liability, a Class A Certificate Owner will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees, and other fees paid or incurred by the Trust as provided in
Section 162 or 212 of the Code. If a Class A Certificate Owner is an individual, estate or trust the deduction for his pro rata share of such fees will be allowed only to the extent that all of his miscellaneous itemized deductions, including his share of such fees, exceed 2% of his adjusted gross income. In addition, in the case of Certificate Owners who are individuals, otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the Certificate Owner's adjusted gross income in excess of a statutorily defined threshold ($114,700 in the case of a married couple filing jointly for taxable years beginning in 1995, which amount will be adjusted for inflation). Because the Servicer will not report to Class A Certificate Owners the amount of income or deductions attributable to the Supplemental Servicing Fee, such a Class A Certificate Owner may effectively underreport his net taxable income. To the extent that the Receivables are characterized as "stripped bonds," as discussed below, the portion of the interest treated as retained by the Class B Certificateholder, the Seller, or the Servicer would not be included in the income of Class A Certificateholders. See "Characterization of Fees" below.

     To the extent that the purchase price of a Class A Certificate allocated to a Class A Certificate Owner's undivided interest in a Receivable is greater than or less than the portion of the principal balance of the Receivable allocable to the Class A Certificate, such interest in the Receivable will have been acquired at a premium or discount, as the case may be. In determining whether a Class A Certificate Owner has purchased its interest in the Receivables (or any Receivable) at a discount, a portion of the purchase price for a Class A Certificate may be allocated to accrued interest on each Receivable and to amounts held in the Collection Account pending distribution to Certificateholders at the time of purchase as though such accrued interest and collections on the Receivables were separate assets purchased by the Class A Certificate Owner, thus reducing the portion of the purchase price allocable to a Class A Certificate Owner's undivided interest in each Receivable (the "Purchase Price") and increasing the potential discount on the Receivables.

     Characterization of Fees. The Servicer intends to report income to Certificate Owners on the assumption that the Certificate Owners own a 93.5% interest in all of the principal and interest derived from the Receivables. However, to the extent that the amounts paid to the Servicer, the Seller, or the Class B Certificateholder exceed reasonable fees for services rendered, by reason of the extent to which either the weighted average APR of the Receivables, or the individual stated APRs of some of the Receivables, exceed the Pass-Through Rate, such amounts will be treated as an interest in the Receivables retained by the Seller, the Servicer, or the Class B Certificateholder. There are no authoritative pronouncements for federal income tax purposes as to either the maximum amount of compensation that may be considered reasonable for servicing Receivables, providing the Subordination Spread Account, or performing other services in the context of transactions involving receivables such as the Receivables, although the Service has issued such guidelines in the context of mortgage loans. To the extent that amounts paid to the Servicer, the Seller, or the Class B Certificateholder exceed reasonable compensation for services provided, they would be viewed as having retained for federal income tax purposes an ownership interest in a portion of each interest payment with respect to the certain Receivables (each such payment, a "stripped coupon"). As a result, such Receivables would be treated as "stripped bonds" within the meaning of the Code.


     To the extent that the Receivables are characterized as "stripped bonds," the income of the Trust allocable to Class A Certificate Owners will not include the portion of the interest on the Receivables treated as having been retained by the Seller or the Class B Certificateholder, as the case may be, and the deductions allocable to Class A Certificate Owners will be limited to their share of reasonable servicing and other fees paid or incurred by the Trust. In addition, a Class A Certificate Owner will not be subject to the market discount rules discussed below with respect to the stripped Receivables, but instead will be subject to the OID rules contained in the Code. However, if the price at which a Certificate Owner were deemed to have acquired a stripped Receivable is less than the remaining principal balance of such Receivable by an amount which is less than a statutorily defined de minimis amount, such Receivable would not be treated as having OID. In general, the amount of OID on a Receivable treated as a "stripped bond" will be de minimis if it is less than 1/4 of one percent for each remaining full year of weighted average life of the Receivable (probably based on a prepayment assumption) remaining after the purchase date until the final maturity of the Receivable. If the amount of OID is de minimis under this rule, the actual amount of discount on such a Receivable would be includible in income proportionately as principal payments are received on the Receivable in the proportion that the amount of the principal payment made bears to the total principal amount of the Receivable.

     If the OID on a Receivable, which may differ for each Receivable, based on the Class A Certificateholder's Purchase Price, is not treated as being de minimis, a Certificate Owner will be required to include any OID on a Receivable in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield to maturity on the Receivable. It is possible that the Service could require use of a prepayment assumption in computing the yield of a stripped Receivable. If a stripped Receivable is deemed to be acquired by a Class A Certificateholder at a greater than de minimis discount, such treatment would accelerate the accrual of income by a Class A Certificate Owner. Prospective investors are advised to consult their own tax advisors regarding the extent to which a portion of the amounts paid to the Servicer or the Class B Certificateholder could be characterized other than as compensation for services rendered for federal income tax purposes and the calculation of OID on the Receivables.


     It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the Seller by Class A Certificate Owners in exchange for the Receivables. The likely effect of such recharacterization would be to accelerate realization of taxable income by a Class A Certificate Owner.

     Rule of 78s Receivables. The annual statement regularly furnished to Certificateholders for federal income tax purposes will include information based on the actuarial method of accounting for interest and principal on the Receivables, and the amount of the fees paid to the Servicer and others. Class A Certificate Owners should generally be permitted to account for interest on the Receivables using the actuarial method (the method used to compute the Class A Certificate Factor and the Pass-Through Rate). However, some of the Receivables provide that, upon a prepayment in full, the amount payable by the Obligor will be determined under the Rule of 78s (the "Rule of 78s Receivables"). Prospective investors should consult their tax advisors as to whether they may be required or permitted to use the Rule of 78s method to account for interest on the Rule of 78s Receivables. A Class A Certificateholder will be furnished information for federal income tax purposes enabling him to report interest on the Receivables under the Rule of 78s method of accounting only upon written request to the Trustee, and payment of the actual costs of producing the same.

     If a Rule of 78s Receivable is prepaid, any amount received by the Trust upon prepayment in excess of the account balance using the actuarial method would constitute income to a Class A Certificate Owner who had reported income with respect to such Rule of 78s Receivable on the actuarial method, and an amount equal to such excess will be paid to the Servicer as part of its Supplemental Servicing Fee and be deductible to the extent described above.

MARKET DISCOUNT

     If the Receivables are not treated as "stripped bonds," a Class A Certificate Owner's interest in each Receivable the Purchase Price of which is less than the original issue price (plus original issue discount, if any, previously includible in the income of any holder) of the Receivable will be treated as having been purchased at a "market discount". The market discount on a Receivable will be considered to be zero if it is less than a statutorily defined de minimis amount.

     In general, under the market discount provisions of the Code, principal payments received by the Trust, and all or a portion of the gain recognized upon a sale or other disposition of a Receivable or upon the sale or other disposition of a Class A Certificate by a Class A Certificate Owner, will be taxable as ordinary income to the extent of accrued market discount, and a portion of the interest deductions attributable to indebtedness treated as incurred or continued to purchase or carry a Receivable or a Class A Certificate must be deferred. The ordinary income treatment on dispositions and deferral of interest deductions described in the preceding sentence will not apply if a Class A Certificate Owner elects to include market discount in income currently as it accrues for each taxable year during which it holds the Class A Certificate. Market discount will accrue in the manner to be provided in Treasury regulations, but the Conference Report accompanying the Tax Reform Act of 1986 states that, until such regulations are issued, it is intended that taxpayers may elect to accrue market discount either (i) under a constant yield (economic accrual) method or (ii) at the election of the taxpayer, in the proportion that the stated interest paid on the obligation for the current period bears to total remaining interest on the obligation. As described above, if the Class A Certificates are characterized as "stripped bonds", any discount would be treated as original issue discount, the amount and timing of which should be comparable to the amount and timing of market discount if an election is made to include market discount in income currently on the constant yield method. See "Characterization of Fees" above. Due to the complexity of the market discount rules, the Class A Certificate Owners are urged to consult their own tax advisors as to whether market discount will result from the acquisition of Class A Certificates, and as to the tax treatment of any such discount.

PREMIUM


     In the event that a Receivable is treated as purchased at a premium (i.e., the Purchase Price exceeds the sum of principal payments to be made thereon), such premium will be amortizable by a Class A Certificate Owner as an offset to interest income (with a corresponding reduction in the Class A Certificateholder's basis) under a constant yield method over the term of the Receivable if an election under Section 171 of the Code is made (or previously in effect in accordance with the provisions of the Tax Reform Act of 1986) with respect to the Class A Certificates. Any such election will also apply to all debt instruments held by the taxpayer at the beginning of the first taxable year to which the election applies and all debt instruments acquired thereafter.


SALE OF A CLASS A CERTIFICATE OR A RECEIVABLE


     If a Class A Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the Class A Certificate Owner's adjusted basis in the Receivables and any other assets held by the Trust. A Class A Certificate Owner's adjusted basis will equal the Class A Certificate Owner's cost for the Class A Certificate, increased by any discount previously included in income, and decreased by any deduction previously allowed for accrued premium and by the amount of principal payments previously received on the Receivables. Any gain or loss will be capital gain or loss if the Class A Certificate was held as a capital asset, except that gain will be treated in whole or in part as ordinary interest income to the extent of the selling Class A Certificate Owner's interest in accrued market discount not previously taken into income on Receivables having a fixed maturity date of more than one year from the date of origination.


     Under proposed Treasury regulations, the grant of an extension of the maturity of a Receivable to the Obligor thereon could be treated as an exchange if it changes the yield on the Receivable by more than a de minimis amount, potentially resulting in taxable gain or loss to Certificate Owners. Reports to Certificate Owners will not include information sufficient to calculate any such gain or loss and accordingly, in the event that an extension were to result in a deemed exchange, a Certificate Owner could underreport its taxable income. No assurance can be given as to whether the proposed regulations will be adopted as final regulations in their present form or whether, if adopted, they will apply to the Receivables.

FOREIGN CLASS A CERTIFICATE OWNERS

     Interest attributable to Receivables which is received by a foreign Class A Certificate Owner will generally not be subject to the 30% withholding tax imposed with respect to payments of interest, provided that such Class A Certificate Owner is not engaged in a trade or business in the United States and that such Class A Certificate Owner fulfills certain certification requirements. Under such requirements, the holder must certify, under penalties of perjury, that it is not a "United States person" and provide its name and address. For this purpose, "United States person" means a citizen or resident of the U.S., a corporation, partnership, or other entity created or organized in or under the laws of the U.S. or any political subdivision thereof, or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source.

BACKUP WITHHOLDING

     Payments made on the Class A Certificates and proceeds from the sale of the Class A Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Class A Certificate Owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

     Pursuant to a final regulation (the "Final Regulation") issued by the Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account (an "IRA") (collectively referred to as "Benefit Plans"), the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Class A Certificates, the Trust could be deemed to hold plan assets unless one of the exceptions under the Final Regulation is applicable to the Trust.

     The Final Regulation only applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that interests in Class A Certificates are equity interests, the Final Regulation contains an exception that provides that if a Benefit Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and (iii) either is (A) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. The Final Regulation provides that if at all times more than 75% of the value of all classes of equity interests in certificates are held by investors other than benefit plan investors (which is defined as including plans subject to ERISA, government plans, and IRAs), the investing plan's assets will not include any of the underlying assets of the trust.

     It is anticipated that interests in the Class A Certificates will meet the criteria of publicly-offered securities as set forth above. The Underwriters expect (although no assurances can be given) that interests in the Class A Certificates will be held by at least 100 independent investors at the conclusion of the offering; there are no restrictions imposed on the transfer of interests in the Class A Certificates; and interests in the Class A Certificates will be sold as part of an offering pursuant to an effective registration statement under the Act and then will be timely registered under the Exchange Act.

     There can be no assurance that any of the exceptions set forth in the Final Regulation will apply to the purchase of Certificates offered hereby. Under the terms of the Final Regulation, if the Trust were deemed to hold "plan assets" by reason of a Benefit Plan's investment in a Certificate, such "plan assets" would include an undivided interest in the assets of the Trust. In addition, the persons providing services with respect to the assets of the Trust, including the Servicer and the Trustee, may be subject to the fiduciary responsibility provisions of Title I of ERISA and be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving such assets. Certain exemptions from the prohibited transaction rules may be applicable, however.


     In this regard, the DOL granted to each of Goldman, Sachs & Co., CS First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Salomon Brothers Inc an administrative exemption (Prohibited Transaction Exemption 89-88, 89-90, 90-29, 90-23 and 89-89, respectively) (such exemptions collectively, the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding, and the subsequent resale by Benefit Plans of certificates in asset backed pass-through trusts that consist of certain receivables, loans, and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment obligations such as the Receivables. The Exemption will apply to the acquisition, holding, and resale of the Class A Certificates by a Benefit Plan, provided that specified conditions (certain of which are described below) are met. The Seller believes that the Exemption will apply to the acquisition and holding of Class A Certificates by Benefit Plans and that all conditions of the Exemption other than those within the control of the investors have been or will be met.

     Among the conditions which must be satisfied for the Exemption to apply to the acquisition by a Benefit Plan of the Class A Certificates are the following (each of which the Seller believes has been or will be met in connection with the Class A Certificates):

     (1) The acquisition of the Class A Certificates by a Benefit Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) The rights and interests evidenced by the Class A Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

     (3) The Class A Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc.; and

     (4) The sum of all payments made to the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by the Seller pursuant to the sale of the Receivables to the Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith.

     In addition, it is a condition that the Benefit Plan investing in the Class A Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     The Exemption does not apply to the acquisition and holding of Class A Certificates by Benefit Plans sponsored by the Seller, the Underwriters, the Trustee, the Servicer, any obligor with respect to Receivables included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group"). As of the date hereof, no obligor with respect to Receivables included in the Trust constitutes more than 5% of the aggregate unamortized principal balance of the Trust. Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, only if, among other requirements (i) a Benefit Plan's investment in Class A Certificates does not exceed 25% of all of the Class A Certificates outstanding at the time of the acquisition and (ii) immediately after the acquisition, no more than 25% of the assets of a Benefit Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     Any Benefit Plan fiduciary that proposes to cause a Benefit Plan to purchase Class A Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investments and whether the Final Regulation or the Exemption or any statutory or administrative exemption would be applicable and determine on its own whether all conditions have been satisfied.

     Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement"), the Seller has agreed to sell to each of the underwriters named below (the "Underwriters") and each of the Underwriters has severally agreed to purchase the principal amount of Class A Certificates set forth opposite its name below:


                                                                             PRINCIPAL
                                                                             AMOUNT OF
                                                                              CLASS A
                               UNDERWRITERS                                CERTIFICATES
    ------------------------------------------------------------------   -----------------
    Goldman, Sachs & Co. .............................................   $
    CS First Boston Corporation.......................................
    Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated.........................................
    J.P. Morgan Securities Inc. ......................................
    Salomon Brothers Inc..............................................
                                                                         -----------------
         Total........................................................   $1,636,265,306.01
                                                                           ===============


     The Seller has been advised by the Underwriters that they propose initially to offer the Class A Certificates to the public at the price set forth on the cover page of this Prospectus, and to certain dealers at such price less a
concession not in excess of     % of the principal amount of the Class A
Certificates. The Underwriters may allow and such dealers may reallow to other
dealers a discount not in excess of     % of such principal amount. After the
initial public offering, such public offering price, concession and reallowance may be changed.

     The Seller has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, or to contribute to payments which the Underwriters may be required to make in respect thereof.

     Upon receipt of a request by an investor who has received an electronic Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the Seller or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Certificates will be passed upon for the Seller and the Servicer by J. D. Bringard, Esq., Vice President -- General Counsel of the Servicer, and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom, New York, New York. Certain federal income tax and other matters will be passed upon for the Seller by Skadden, Arps, Slate, Meagher & Flom. Mr. Bringard is a full-time employee of Ford Credit and owns and holds options to purchase shares of Common Stock of Ford. Skadden, Arps, Slate, Meagher & Flom have from time to time represented Ford and Ford Credit in connection with certain transactions.

                                 INDEX OF TERMS

     Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.


Advance..........................................................................   5
Agreement........................................................................   3
APR..............................................................................   10
Available Interest...............................................................   21
Available Principal..............................................................   22
Benefit Plans....................................................................   37
Cede.............................................................................   3
Certificate Account..............................................................   10, 19
Certificate Owner................................................................   3
Certificateholders...............................................................   2
Certificates.....................................................................   1
Class A Agent....................................................................   9, 24
Class A Certificate Balance......................................................   4, 22
Class A Certificateholders.......................................................   4
Class A Certificate Factor.......................................................   14
Class A Certificate Owner........................................................   3
Class A Certificates.............................................................   3
Class A Distributable Amount.....................................................   22
Class A Interest Carryover Shortfall.............................................   23
Class A Interest Distributable Amount............................................   22
Class A Percentage...............................................................   3, 17
Class A Principal Carryover Shortfall............................................   23
Class A Principal Distributable Amount...........................................   22
Class B Certificate Balance......................................................   23
Class B Certificateholders.......................................................   4
Class B Certificates.............................................................   3
Class B Distributable Amount.....................................................   22
Class B Interest Distributable Amount............................................   22
Class B Principal Distributable Amount...........................................   22
Class B Percentage...............................................................   3, 17
Code.............................................................................   33
Collection Account...............................................................   10, 19
Collection Period................................................................   4, 16, 17
Commission.......................................................................   2
Cutoff Date......................................................................   3
Dealer Recourse..................................................................   10
Dealers..........................................................................   10
Definitive Certificates..........................................................   18
Distribution Date................................................................   1
DOL..............................................................................   37
DTC..............................................................................   2
Eligible Investments.............................................................   24
ERISA............................................................................   6
Events of Default................................................................   27
Exemption........................................................................   37
Final Regulation.................................................................   37
Final Scheduled Distribution Date................................................   1
Financed Vehicles................................................................   3
Ford.............................................................................   16

Ford Credit......................................................................   3
Ford Holdings....................................................................   16
FTC Rule.........................................................................   32
Indirect Participants............................................................   17
Insolvency Laws..................................................................   7, 15
IRA..............................................................................   37
Liquidated Receivables...........................................................   21
Liquidation Proceeds.............................................................   21
Obligors.........................................................................   10
OID..............................................................................   33
Participants.....................................................................   17
Pass-Through Rate................................................................   1
Payahead Account.................................................................   10, 19
Payahead Balance.................................................................   20
Payaheads........................................................................   19
Pool Balance.....................................................................   8
Purchase Agreement...............................................................   3, 18
Purchase Amount..................................................................   19
Purchase Price...................................................................   34
Receivables......................................................................   1, 3
Record Date......................................................................   4
Required Deposit Rating..........................................................   19
Restricted Group.................................................................   38
Rule of 78s Receivables..........................................................   35
Rules............................................................................   17
Seller...........................................................................   1
Service..........................................................................   33
Servicer.........................................................................   1
Servicer Fee.....................................................................   21
Servicing Fee....................................................................   21
Servicing Fee Rate...............................................................   6, 21
Specified Subordination Spread Account Balance...................................   5
Subordination Initial Deposit....................................................   4
Subordination Spread Account.....................................................   4
Supplemental Servicing Fee.......................................................   21
Total Available Amount...........................................................   21
Trust............................................................................   1, 3
Trustee..........................................................................   2, 3
UCC..............................................................................   30
Underwriters.....................................................................   39
Underwriting Agreement...........................................................   39

           ---------------------------------------------------------
           ---------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE SERVICER OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

                            ------------------------

                               TABLE OF CONTENTS


                                           PAGE
                                           ----
Incorporation of Certain Documents by
  Reference...............................   2
Available Information.....................   2
Reports to Class A Certificateholders by
  the Trustee.............................   2
Summary...................................   3
Risk Factors..............................   7
Formation of the Trust....................   9
Property of the Trust.....................  10
The Receivables...........................  10
Class A Certificate Factors and Trading
  Information.............................  14
Use of Proceeds...........................  15
The Seller................................  15
The Servicer..............................  16
The Certificates..........................  16
Rating of the Class A Certificates........  29
Certain Legal Aspects of the
  Receivables.............................  30
Certain Federal Income Tax
  Consequences............................  33
ERISA Considerations......................  37
Underwriting..............................  39
Legal Opinions............................  39
Index of Terms............................  40


                            ------------------------


     UNTIL FEBRUARY   , 1996 (90 DAYS AFTER THE
DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


             ------------------------------------------------------
             ------------------------------------------------------

           ---------------------------------------------------------
           ---------------------------------------------------------

                               FORD CREDIT 1995-B
                                 GRANTOR TRUST


                               $1,636,265,306.01

                             % ASSET BACKED CERTIFICATES,
                                    CLASS A

                                     (LOGO)

                          FORD CREDIT AUTO RECEIVABLES
                                  CORPORATION
                                     SELLER

                           FORD MOTOR CREDIT COMPANY
                                    SERVICER

                              GOLDMAN, SACHS & CO.


                                CS FIRST BOSTON


                              MERRILL LYNCH & CO.


                          J.P. MORGAN SECURITIES INC.


                              SALOMON BROTHERS INC


             ------------------------------------------------------
             ------------------------------------------------------

                 PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:


    Securities and Exchange Commission........................................   $564,229
    Rating agency fees........................................................    140,000
    Printing..................................................................     40,000
    Accountants' fees.........................................................     30,000
    Fees and expenses of Trustee..............................................     17,000
    Miscellaneous expenses....................................................      8,771
                                                                                 --------
         Total................................................................   $800,000
                                                                                 ========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of Delaware provides as follows:

     145. Indemnification of officers, directors, employees and agents; insurance --

          (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
     (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     Article Five of the Certificate of Incorporation of Ford Credit Auto Receivables Corporation provides as follows:

     (a) A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

          (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,

          (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

          (iii) under Section 174 of the Delaware General Corporation Law or

          (iv) for any transaction from which the director derived an improper personal benefit.

     If the Delaware General Corporation Law is amended after approval by the stockholders of this Article FIFTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     (b) Any repeal or modification of paragraph (a) of this Article FIFTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     (c)(i) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys' fees, amounts paid or to be paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subparagraph (c)(ii) of this Article FIFTH) only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this subparagraph (c)(i) of Article FIFTH shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subparagraph (c)(i) of Article FIFTH or otherwise.

     (ii) If a claim which the corporation is obligated to pay under subparagraph (c)(i) of this Article FIFTH is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (iii) The provisions of this paragraph (c) of Article FIFTH shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this paragraph (c) of Article FIFTH should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

     (iv) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition covered in this paragraph (c) of Article FIFTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     (v) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     (vi) The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this paragraph (c) of Article FIFTH with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation.

     Similar indemnification provisions in Section 5 of Article NINTH of the Certificate of Incorporation of both Ford Motor Company and Ford Motor Credit Company are applicable to directors, officers and employees of the Seller who serve as such at the request of Ford Motor Company or Ford Motor Credit Company.

     The Seller is insured for liabilities it may incur pursuant to Article FIFTH of its Certificate of Incorporation relating to the indemnification of its directors, officers and employees. In addition, directors, officers and certain key employees are insured against certain losses which may arise out of their employment and which are not recoverable under the indemnification provisions of the Seller's Certificate of Incorporation. The premium for both insurance coverages is paid by Ford Motor Company.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS.

     (A) EXHIBITS:


        1.1 --  Form of Underwriting Agreement.
        3.1 --  Restated Certificate of Incorporation of the Seller, filed as Exhibit 3.1 to
                  Registration Statement No. 33-39027 and incorporated herein by reference.
        3.2 --  By-Laws of the Seller, filed as Exhibit 3.2 to Registration Statement No.
                  33-39027 and incorporated herein by reference.
        4.1 --  Form of Pooling and Servicing Agreement among the Seller, the Servicer, and the Trustee.
        4.2 --  Form of Standard Terms and Conditions of Agreement among the Seller, the
                  Servicer, and the Trustee.
        5.1 --  Opinion of H. D. Smith Esq., Secretary and Corporate Counsel of Ford Credit
                  Auto Receivables Corporation with respect to legality.
        8.1 --  Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to tax matters.
       10.1 --  Form of Purchase Agreement between Ford Motor Credit Company and the Seller.
       23.1 --  Consent of H. D. Smith Esq., Secretary and Corporate Counsel of Ford Credit
                  Auto Receivables Corporation (included as part of Exhibit 5.1).
       23.2 --  Consent of Skadden, Arps, Slate, Meagher & Flom (included as part of Exhibit
                  8.1).
       24  --   Powers of Attorney.*


---------------

* Previously filed.


ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes that:

     That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant, Ford Credit or Ford of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant, Ford Credit, or Ford, as the case may be, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933 each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3, AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DETROIT AND STATE OF MICHIGAN, ON THE 7TH DAY OF NOVEMBER, 1995.


                                     FORD CREDIT AUTO RECEIVABLES CORPORATION

                                     By             WILLIAM E. ODOM*

                                     -------------------------------------------
                                             (WILLIAM E. ODOM, CHAIRMAN
                                             OF THE BOARD OF DIRECTORS)


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.



               SIGNATURE                                TITLE                        DATE
----------------------------------------
            WILLIAM E. ODOM*               Chairman of the Board of             November 7, 1995
----------------------------------------     Directors and Director
           (WILLIAM E. ODOM)                 (principal executive officer)

           KENNETH J. COATES*              Director and Executive               November 7, 1995
----------------------------------------     Vice President -- Finance
          (KENNETH J. COATES)                (principal financial officer)

           TERRENCE F. MARRS*              Controller (principal                November 7, 1995
----------------------------------------     accounting officer)
          (TERRENCE F. MARRS)

              EDSEL B. FORD II*            Director                             November 7, 1995
----------------------------------------
           (EDSEL B. FORD II)

      *By  /s/  RICHARD P. CONRAD
----------------------------------------
 (RICHARD P. CONRAD, ATTORNEY IN FACT)

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                       DESCRIPTION
------  --------------------------------------------------------------------------------------
  1.1   -- Form of Underwriting Agreement.
  3.1   -- Restated Certificate of Incorporation of the Seller, filed as Exhibit 3.1 to
        Registration Statement No. 33-39027 and incorporated herein by reference.
  3.2   -- By-Laws of the Seller, filed as Exhibit 3.2 to Registration Statement No. 33-39027 and incorporated herein by reference.
  4.1   -- Form of Pooling and Servicing Agreement among the Seller, the Servicer, and the
        Trustee.
  4.2   -- Form of Standard Terms and Conditions of Agreement among the Seller, the Servicer, and the Trustee.
  5.1   -- Opinion of H. D. Smith Esq., Secretary and Corporate Counsel of Ford Credit Auto
        Receivables Corporation with respect to legality.
  8.1   -- Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to tax matters.
 10.1   -- Form of Purchase Agreement between Ford Motor Credit Company and the Seller.
 23.1   -- Consent of H. D. Smith Esq., Secretary and Corporate Counsel of Ford Credit Auto
        Receivables Corporation (included as part of Exhibit 5.1).
 23.2   -- Consent of Skadden, Arps, Slate, Meagher & Flom (included as part of Exhibit 8.1).
 24.1   -- Powers of Attorney.*


---------------

* Previously filed.